                                                                      EXHIBIT 10
                                INDUSTRIAL LEASE

                                     BETWEEN

                               BREN ASSOCIATES LLC
                      A MINNESOTA LIMITED LIABILITY COMPANY

                                   (LANDLORD)

                                       AND

                        APERTUS TECHNOLOGIES INCORPORATED
                        ---------------------------------

                             A MINNESOTA CORPORATION
                             -----------------------
                                    (TENANT)
             ------------------------------------------------------

                                TABLE OF CONTENTS
                                -----------------

                                INDUSTRIAL LEASE
                                ----------------

ARTICLE           TITLE                                                     PAGE
--------------------------------------------------------------------------------
1                 Definitions                                                 1
2                 Premises                                                    2
3                 Term                                                        2
4                 Rental; Adjustments                                         2
5                 Security Deposit                                            5
6                 Use of Premises                                             5
7                 Utilities and Services                                      7
8                 Maintenance and Repairs                                     8
9                 Alterations, Additions and Improvements                     9
10                Indemnification and Insurance                               9
11                Damage or Destruction                                      11
12                Condemnation                                               12
13                Relocation                                                 12
14                Assignment and Subletting                                  12
15                Default and Remedies                                       14
16                Attorneys' Fees; Costs of Suit                             15
17                Subordination and Attornment                               16
18                Quiet Enjoyment                                            16
19                Parking                                                    16
20                Rules and Regulations                                      17
21                Estoppel Certificates                                      17
22                Entry by Landlord                                          17
23                Landlord's Lease Undertakings-Exculpation
                  from Personal Liability; Transfer of Landlord's Interest   17
24                Surrender; Holdover Tenancy                                18
25                Notices                                                    18
26                Brokers                                                    18
27                Communications and Computer Lines                          18
28                Miscellaneous                                              19
29                Floor Load Limits                                          20


                                    EXHIBITS
                                    --------
Exhibit A                     Floor Plan of the Premises
Exhibit B                     Work Letter Agreement
Exhibit C                     Suite Acceptance Letter
Exhibit D                     Tenant Operations Inquiry
Schedule I to Exhibit D       List of Permissible Hazardous Materials and
                              Quantities for Tenant
Exhibit E                     List of Additional Insureds
Exhibit F                     Rules and Regulations

                                INDUSTRIAL LEASE
                                ----------------

                          [FORM NET LEASE/MULTI-TENANT]

         THIS LEASE ("Lease"), dated June 23, 1998, is made and entered into by and between BREN ASSOCIATES LLC, a Minnesota Limited Liability Company ("Landlord") and APERTUS TECHNOLOGIES INCORPORATED, a Minnesota Corporation ("Tenant") upon the following terms and conditions:

                             ARTICLE I - DEFINITIONS
                             -----------------------

         Unless the context otherwise specifics or requires, the following terms shall have the meanings specified herein:

         1.01 BUILDING. The term "Building" shall mean that certain office/warehouse building located at 10729 Bren Road East, Minnetonka, Minnesota, together with all related site land, improvements, parking facilities, common areas, driveways, sidewalks and landscaping. If the Building is in a development containing one or more other buildings, such buildings together with all related site land, improvements, parking facilities, common arm, driveways, sidewalks and landscaping, and together with the Building, shall be referred to herein as the "Project".

         1.02 PREMISES. The term "Premises" shall mean Space No. 10729 in the Building, as more particularly outlined on the drawing attached hereto as Exhibit A and incorporated herein by reference.

         1.03 RENTABLE AREA OR THE PREMISES. The term "Rentable Area of the Premises" shall mean 23,803 square feet, which Landlord and Tenant have stipulated as the Rentable Area of the Premises. Tenant acknowledges that the Rentable Area of the Premises includes the usable area, without deduction for columns or projections, multiplied by a load factor to reflect a share of certain areas, which may include lobbies, corridors, mechanical, utility, janitorial, boiler and service rooms and closets, restrooms and other public, common and service areas of the Building. The rentable area of the Building is approximately 44,844 square feet.

         1.04 LEASE TERM. The terms "Lease Term" or "Term" shall mean the period between the Commencement Date and the Expiration Date (as such terms are hereinafter defined), unless sooner terminated or renewed as otherwise provided in this Lease.

         1.05 COMMENCEMENT DATE. Subject to adjustment as provided in Article 3, the term "Commencement Date" shall mean September 1, 1998.

         1.06 EXPIRATION DATE. Subject to adjustment as provided in Article 3, the term "Expiration Date" shall mean August 31, 2003 (See Addendum to Lease).

         1.07 BASE RENT. Subject to adjustment as provided in Article 4, the term "Base Rent" shall mean Eighteen Thousand Eight Hundred Forty-Four and 04/100 Dollars ($18,844.04) per month.

         1.08 TENANT'S PERCENTAGE SHARE. The term "Tenant's Percentage Share" shall mean fifty-three and 08/100 percent (53.08%) with respect to Operating Expenses (as hereinafter defined), fifty-three and 08/100 percent (53.08%) with respect to Property Taxes (as hereinafter defined), fifty-three and 08/100 percent (53.08%) with respect to Insurance Expenses (as hereinafter defined) and fifty-three and 08/100 (53.08%) with respect to Tenant's law compliance obligations under Section 6.02(C) of this Lease and for all other purposes under this Lease. Landlord may reasonably redetermine Tenant's Percentage Share from time to time to reflect reconfigurations, additions or modifications to the Building, provided such redetermination shall be based on the method used to initially determine Tenant's Percentage Share.

         1.09 SECURITY DEPOSIT. The term "Security Deposit" shall mean Twenty-Five Thousand Three Hundred Thirty and 36/100 Dollars ($25,330.36).

         1.10 TENANT'S PERMITTED USE. The term "Tenant's Permitted Use" shall mean general office, warehousing and distribution of software and related activities and no other use.

         1.11 LANDLORD'S ADDRESS FOR NOTICES. The term "Landlord's Address for Notices" shall mean BREN ASSOCIATES LLC, 600 South Hwy. 169, Suite 1970, Minneapolis, MN 55426, with a copy to: CB RICHARD ELLIS, INC., 11455 Viking Drive, Suite 300, Eden Prairie, MN 55344.

         1.12 TENANT'S ADDRESS FOR NOTICES. The term "Tenant's Address for Notices" shall mean 10729 Bren Road East, Minnetonka, MN 55343.

         1.13 BROKER. The term "Broker" shall mean Landlord's Representative: CB RICHARD ELLIS, INC.; Tenant's Representative: WELSH COMPANIES.

                              ARTICLE II - PREMISES
                              ---------------------

         2.01 LEASE OR PREMISES. Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, upon all of the terms, covenants and conditions contained in this Lease. On the Commencement Date described herein, Landlord shall deliver the Premises to Tenant in the condition described in Section 2.02 below and in substantial conformance with the Work Letter Agreement attached hereto as Exhibit B, if any.

         2.02 ACCEPTANCE OR PREMISES. With the exception of Landlord's express undertakings in this Lease, Tenant acknowledges that Landlord has not made any representation or warranty with respect to the condition of the Premises or the Building or with respect to the suitability or fitness of either for the conduct or Tenant's Permitted Use or for any other purpose, except that Landlord shall ensure that any existing heating, ventilating and air conditioning ("HVAC") equipment serving the Premises is in good working order and repair as of the Commencement Date. Prior to Tenant's taking possession of the Premises, Landlord or its designee and Tenant will walk the Premises for the purpose of reviewing the condition of the Premises (and the condition of completion and workmanship of any tenant improvements which Landlord is required to construct in the Premises pursuant to this Lease); after such review, Tenant shall execute a Suite Acceptance Letter in the form and content of Exhibit C, accepting the Premises. Except as is expressly set forth in this Section 2.02 or the Work Letter Agreement attached hereto, if any, or as may be expressly set forth in said Suite Acceptance Letter, Tenant agrees to accept the Premises in its "as is" physical condition without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements (or to provide any allowance for same).

         2.03 COMMON AREAS. Tenant and Tenant employees and invitees may use the common areas of the Building, and the Project, if applicable, on a non-exclusive basis in common with all other parties to whom the right to use such common areas has been or is hereafter granted. Tenant shall not interfere in any way with the use of the common areas by such other parties, and Tenant's use of the common areas shall be subject to the other provisions of this Lease. Landlord shall administer, operate, clean, maintain and repair the common areas of the Building, and the Project, if applicable, in a neat and clean condition and the costs and expenses thereof shall be included in the definition of "Operating Expenses" set forth below. If the Building is in a Project containing one or more other buildings, Landlord may designate separate common areas for the Building, for the Project as a whole ("Project Common Areas"), and for other portions of the Project ("Other Common Areas"). In such case, Tenant and Tenant's employees and invitees shall not use the Other Common Areas.

                               ARTICLE III - TERM
                               ------------------

         3.01 Except as otherwise provided in this Lease, the Lease Term shall be for the period described in Section 1.04 of this Lease, commencing on the Commencement Date described in Section 1.05 of this Lease and ending on the Expiration Date described in Section 1.06 of this Lease; provided, however, that, if, for any reason, Landlord is unable to deliver possession of the Premises on the date described in Section 1.05 of this Lease, Landlord shall not be liable for any damage caused thereby, nor shall the Lease be void or voidable, but, rather, the Lease Term shall commence upon, and the Commencement Date shall be, the date that possession of the Premises is so tendered to

Tenant (except for Tenant-caused delays which shall not be deemed to delay commencement of the Lease Term), the Expiration Date described in Section 1.06 of this Lease shall be extended by an equal number of days.

                        ARTICLE IV - RENTAL; ADJUSTMENTS
                        --------------------------------

         4.01 DEFINITIONS. As used herein,

                  (A) "Property Taxes" shall mean the aggregate amount of all real estate taxes, assessments (whether they be general or special), sewer rents and charges, transit taxes, taxes based upon the receipt of rent and any other federal, state or local government charge, general, special, ordinary or extraordinary (but not including income, excess profits or franchise taxes, capital stock, inheritance, estate, gift, or any other taxes imposed upon or measured by Landlord's gross income or profits, unless the same shall be imposed in lieu of real estate taxes or other ad valorem taxes), which Landlord shall pay or become obligated to pay in connection with the Building or the Project, if applicable, or any part thereof. Property Taxes shall also include all fees and costs, including reasonable attorneys' fees, appraisals and consultants' fees, incurred by Landlord in seeking to obtain a reassessment, reduction of, or a limit on the increase in, any Property Taxes, regardless of whether any reduction or limitation is obtained. Property Taxes for any calendar year shall be Property Taxes which are due for payment or are paid during such year. Property Taxes shall include any tax, assessment, levy, imposition or charge imposed upon Landlord, and measured by or based in whole or in part upon the Building or the Project, if applicable, or the rents or other income from the Building or the Project, if applicable, to the extent that such items would be payable if the Building or the Project, if applicable, was the only property of Landlord subject to same and the income received by Landlord from the Building or the Project, if applicable, was the only income of Landlord. Property Taxes shall also include any personal property taxes imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances of Landlord which is not leased to other Tenants and is used in connection with the Building or the Project, if applicable.

                  (B) "Operating Expenses" shall mean all costs, fees, disbursements and expenses paid or incurred by or on behalf of Landlord in the operation, ownership, maintenance, administration, insurance management, replacement and repair of the Building or the Project, if applicable, (excluding Property Taxes). If the Building is part of a Project containing one or more other buildings: (i) Landlord may reasonably allocate expenses (or categories thereof) incurred in connection with the Project Common Areas between such buildings (based on the relative square footage thereof or such other factors as Landlord reasonably deems appropriate), in which case the amount allocated to the Building shall be added to "Operating Expenses" for the Building for such year, or (ii) Landlord may determine expenses (or categories thereof) incurred in connection with the Project Common Areas as a whole, in which case Tenant's Percentage Share of "Operating Expenses" shall be based on the Rentable Area of the Premises as a percentage of the total rentable area occupied by tenants in all buildings in the Project (excluding single tenant buildings for which the tenants maintain the Other Common Areas applicable thereto) and Tenant shall pay Tenant's Percentage Share of Operating Expenses for the Project.

                  Operating Expenses shall not include costs of alteration of the premises of tenants of the Building or the Project, if applicable, depreciation charges, interest and principal payments on mortgages, ground rental payments, real estate brokerage and leasing commissions, expenses incurred in enforcing obligations of tenants of the Building or the Project, if applicable, salaries and other compensation of executive officers of the Landlord or the managing agent of the Building or the Project, if applicable, senior to the Building manager, costs of any special service provided to any one tenant of the Building or the Project, if applicable, but not to tenants of the Building or the Project, if applicable, generally, and costs of marketing or advertising the Building or the Project, if applicable.

                  (C) "Insurance Expenses" shall mean all costs, fees, disbursements and expenses paid or incurred by or on behalf of Landlord for premiums for hazard, "all risk", casualty, rent interruption and liability insurance and all other insurance, obtained by Landlord in connection with or relating to the Building or the Project, if applicable, and attributable to time periods within the term of the Lease.

         4.02 BASE RENT. During the Lease Term, Tenant shall pay to Landlord as rental for the Premises the Base Rent described in Section 1.07 above, subject to the following adjustments (herein collectively called the "Rent Adjustments"):

                  (A) During each twelve (12) month period subsequent to the first complete twelve (12) month period occurring during the Lease Term, the Base Rent payable by Tenant to Landlord as described in
         Section 1.07 shall be increased to the sum of (i) Base Rent payable during the immediately previous 12-month period; plus (ii) two and one-half (2.5%) percent of Base Rent payable during such immediately previous 12-month period.

                  (B) During each calendar year during the Lease Term, the Base Rent payable by Tenant to Landlord, as adjusted pursuant to Section 4.02(A) above, shall be increased by Tenant's Percentage Share of the Property Taxes for such year (the "Tax Adjustment").

                  (C) During each calendar year during the Lease Tenn, the Base Rent payable by Tenant to Landlord, as adjusted pursuant to Section 4.02(A) above, also shall be increased by Tenant's Percentage Share of the Operating Expenses paid or incurred by Landlord during such year (the "Operating Expense Adjustment").

                  (D) During each calendar year during the Lease Term, the Base Rent payable by Tenant to Landlord, as adjusted pursuant to Section 4.02(A) above, also shall be increased by Tenant's Percentage Share of the Insurance Expenses for such year (the "Insurance Adjustment").

                  (E) The Tax Adjustment, the Operating Expense Adjustment and the Insurance Adjustment are hereinafter referred to collectively as the "Tax, Operating Expense and Insurance Adjustments".)

         4.03 ADJUSTMENT PROCEDURE; ESTIMATES. The Tax, Operating Expense and Insurance Adjustments specified in Sections 4.02(B), 4.02(C) and 4.02(D) shall be determined and paid as follows:

                  (A) During each calendar year during the Lease Term, Landlord shall give Tenant written notice of Landlord's estimate of amounts payable under Sections 4.02(B), 4.02(C) and 4.02(D) for that calendar year. On or before the first day of each calendar month during the calendar year, Tenant shall pay to Landlord one-twelfth (1/12th) of such estimated amounts; provided, however, that, not more often than quarterly, Landlord may, by written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate.

                  (B) Within one hundred twenty (120) days after the close of each calendar year in which any Rent Adjustment is made or as soon thereafter as is practicable, Landlord shall deliver to Tenant a statement of that year's Property Taxes, Operating Expenses an Insurance Expenses, and the actual Tax, Operating Expense and Insurance Expense Adjustments to which Landlord is entitled pursuant to Sections 4.02(B), 4.02(C) and 4.02(D) for such calendar year, as determined and certified by Landlord (the "Landlord's Statement") and such Landlord's Statement shall be binding upon Tenant, except as provided in Section
         4.04 below. If the amount of the actual Tax Adjustment, Insurance Adjustment or Operating Expense Adjustment is more than the estimated payments for the Tax Adjustment, Insurance Adjustment or Operating Expense Adjustment for such calendar year made by Tenant, Tenant shall pay the deficiency to Landlord within 10 days of receipt of Landlord's Statement. If the amount of the actual Tax Adjustment, Insurance Adjustment or Operating Expense Adjustment is less than the estimated payments for such calendar year made by Tenant, any excess shall be credited against Rent (as hereinafter defined) next payable by Tenant under this Lease or, if the Lease Term has expired, any excess thereof shall be paid to Tenant. No delay in providing the statements described in this Section 4.03(B) shall act as a waiver of Landlord's right to payment under Sections 4.02(B), 4.02(C) or 4.02(D) above. Notwithstanding the foregoing, Tenant's right to receive any credit or payment pursuant to the preceding sentences of this Section 4.03(B) is conditioned on Tenant not being in default under this Lease on the date such credit or payment is due.

                  (C) If this Lease shall terminate on a day other than the end of a calendar year, the amount of the Tax, Operating Expense and Insurance Adjustments to be paid pursuant to Sections 4.02(B), 4.02(C) and 4.02(D) that is applicable to the calendar year in which such termination occurs shall be prorated on the basis of the number of days from January 1 of the calendar year to the termination date bears to
         365. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Section; 4.03(B) and 4.03(C) to be performed after such termination.

         4.04 REVIEW OF LANDLORD'S STATEMENT. Provided this Lease is in full force and effect, but including 90 days after the receipt of the last Landlord's statement, and that Tenant is not then in default under this Lease and provided further that Tenant strictly complies with the provisions of this Section 4.04, Tenant shall have the right, once each calendar year, to reasonably review supporting data for any portion of a Landlord's Statement that Tenant claims is incorrect, in accordance with the following procedure:

                  (A) Tenant shall, within ten (10) business days after any such Landlord's Statement is delivered, deliver a written notice to Landlord specifying the portions of the Landlord's Statement that Tenant wishes to verify, and Tenant shall simultaneously pay to Landlord all amounts due from Tenant to Landlord as specified in the Landlord's Statement. Except as expressly set forth in subsection (C) below, in no event shall Tenant be entitled to withhold, deduct, or offset any monetary obligation of Tenant to Landlord under the Lease (including without limitation, Tenant's obligation to make all payments of Base Rent including the adjustment under Section 4.02(A) and all payments of Tenant's Tax, Operating Expense and Insurance Adjustments) pending the completion of and regardless of the results of any review of records under this Section 4.04. The right of Tenant under this Section 4.04 may only be exercised once for any Landlord's Statement, and if Tenant fails to meet any of the above conditions as a prerequisite to the exercise of such right, the right of Tenant under this Section 4.04 for a particular Landlord's Statement shall be deemed waived.

                  (B) Tenant acknowledges that Landlord maintains its records for the Building or the Project, if applicable, at Landlord s manager s corporate offices and Tenant agrees that any review of records under this Section 4.04 shall be at the sole expense of Tenant and shall be conducted by Tenant's certified public accountants. Tenant acknowledges and agrees that any records reviewed under this Section 4.04 constitute confidential information of Landlord, which shall not be disclosed to anyone other than the accountants performing the review and the principals of Tenant who receive the results of the review. The disclosure of such information to any other person, whether or not caused by the conduct of Tenant, shall constitute a material breach of this Lease, except in connection with litigation to enforce the provisions of this Lease.

                  (C) Any errors disclosed by the review shall be promptly corrected by Landlord, provided, however, that if Landlord disagrees with any such claimed errors, Landlord shall have the right to cause another review to be made by Landlord's certified public accountants. In the event of a disagreement between the two accounting firms, the review that discloses the least amount of deviation from the Landlord's Statement in terms of amount shall be deemed to be correct. In the event that the results of the review of records (taking into account, if applicable, the results of any additional review caused by Landlord) reveal that Tenant has overpaid obligations for a preceding period, the amount of such overpayment shall be credited against Tenant's subsequent installment obligations to pay the estimated Tax, Operating Expense and Insurance Adjustments. In the event that such results show that Tenant has underpaid its obligations for a preceding period, the amount of such underpayment shall be paid by Tenant to Landlord with the next succeeding installment obligation of estimated Tax, Operating Expense and Insurance Adjustments.

         4.05 PAYMENT. Concurrently with the execution hereof, Tenant shall pay Landlord Base Rent for the first calendar month of the Lease Term. Thereafter the Base Rent described in Section 1.07, as adjusted in accordance with Section 4.02, shall be payable in advance on the first day of each calendar month. If the Commencement Date is other than the first day of a calendar month, the prepaid Base Rent for such partial month shall be prorated in the proportion that the number of days this Lease is in effect during such partial month bears to the total number of days in the calendar month. All Rent, and all other amounts payable to Landlord by Tenant pursuant to the provisions of this Lease, shall be paid to Landlord, without notice, demand, abatement (except as expressly provided otherwise), deduction or offset, in lawful money of the United States at Landlord's office in the Building or to such other person or at such other place as Landlord may designate from time to time by written notice given to Tenant. No payment by Tenant or receipt by Landlord of a lesser amount than the correct Rent due hereunder shall be deemed to be other than a payment on account; nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law or in equity provided.

         4.06 LATE CHARGE; INTEREST. Tenant acknowledges that the late payment of Base Rent or any other amounts payable by Tenant to Landlord hereunder (all of which shall constitute additional rent to the same extent as Base Rent) will cause Landlord to incur administrative costs and other damages, the exact amount of which would be impracticable or extremely difficult to ascertain. Landlord and Tenant agree that if Landlord does not receive any such payment on or before five (5) days after the date the payment is due, Tenant shall pay to Landlord, as additional rental, (a) a late charge equal to five percent (5%) of the overdue amount to cover such additional administrative costs; and (b) interest on the delinquent amounts at the lesser of the maximum rate permitted by law if any or twelve percent (12%) per annum from the date due to the date paid.

         4.07 ADDITIONAL RENT. For purposes of this Lease, all amounts payable by Tenant to Landlord pursuant to this Lease, whether or not denominated as such, shall constitute additional rental hereunder. Such additional rental, together with the Base Rent and Rent Adjustments, shall sometimes be referred to in this Lease as "Rent".

         4.08 ADDITIONAL TAXES. Subject to the limitations stated in Section 4.01(A) of this Lease, in addition to the Rent and other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord upon demand for all taxes payable by or imposed upon Landlord upon or with respect to: any fixtures or personal property located in the Premises; any leasehold improvements made in or to the Premises by or for Tenant; the Rent payable hereunder, including, without limitation, any gross receipts tax, license fee or excise tax levied by any governmental authority; the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of any portion of the Premises (including, without limitation, any applicable possessory interest taxes); or this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

                          ARTICLE V - SECURITY DEPOSIT
                          ----------------------------

         5.01 Upon the execution of this Lease, Tenant shall deposit with Landlord the Security Deposit described in Section 1.09 above. The Security Deposit is made by Tenant to secure the faithful performance of all the terms, covenants and conditions of this Lease to be performed by Tenant. If Tenant shall default with respect to any covenant or provision hereof, Landlord may use, apply or retain all or any portion of the Security Deposit to cure such default or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Security Deposit, Tenant shall immediately upon written demand deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount hereinabove stated. Landlord shall not be required to keep the Security Deposit separate from its general accounts and Tenant shall not be entitled to interest on the Security Deposit. Within thirty (30) days after the expiration of the Lease Term and the vacation of the Premises by Tenant, the Security Deposit, or such part as has not been applied to cure the default, shall be returned to Tenant. In the event of any bankruptcy or other proceeding initiated by or against Tenant, it is agreed that all such Security Deposit held hereunder shall be deemed to be applied by Landlord to rent, sales tax and all other charges due from Tenant to Landlord for the last month of the Term and each preceding month until such Security Deposit is fully applied.

                          ARTICLE VI - USE OF PREMISES
                          ----------------------------

         6.01 TENANT'S PERMITTED USE. Tenant shall use the Premises only for Tenant's Permitted Use as set forth in Section 1.10 above and shall not use or permit the Premises to be used for any other purpose. Tenant shall, at its sole cost and expense, obtain all governmental licenses and permits required to allow Tenant to conduct Tenant's Permitted Use. Landlord disclaims any warranty that the Premises are suitable for Tenant's use and Tenant acknowledges that it has had a full opportunity to make its own determination in this regard.

         6.02 COMPLIANCE WITH LAWS AND OTHER REQUIREMENTS.

                  (A) Tenant shall cause Tenant's use of the Premises to comply in all material respects with all laws, ordinances, regulations and directives of any governmental authority having jurisdiction including without limitation any certificate of occupancy and any law, ordinance, regulation, covenant, condition or restriction affecting the Building or the Premises which in the future may become applicable to the Premises (collectively "Applicable Laws").

                  (B) Tenant shall not use the Premises, or permit the Premises to be used, in any manner which: (a) violates any Applicable Law; (b) causes or is reasonably likely to cause damage to the Building, the Project, if applicable, or the Premises; (c) violates a requirement or condition of any standard fire and extended insurance policy covering the Building or the Project, if applicable, and/or the Premises, or increases the cost of such policy; (d) constitutes a nuisance, annoyance or inconvenience to other tenants or occupants of the Building or the Project, if applicable, or their equipment, facilities or systems; (e) interferes with, or is reasonably likely to interfere with, the transmission or reception of microwave, television, radio, telephone or other communication signals by antennae or other facilities located in the Building or the Project, if applicable; or (0 violates the Rules and Regulations described in Article XX.

                  (C) In addition to any other amounts payable by Tenant to Landlord hereunder, Tenant shall pay to Landlord, as and when billed to Tenant and as additional rental, Tenant's Percentage Share of the cost of any improvements, capital expenditures, repairs or replacements to the Building or the Project, if applicable, or any equipment or machinery used in connection with the Building or the Project, if applicable, if any such item is required under any Applicable Law as of the date of this Lease and throughout the Lease Term; provided, however, that any such costs which are properly charged to a capital account (together with reasonable financing charges) shall be amortized for purposes of this Lease over their useful lives, according to GAAP, and only the annual amortization amount (prorated based on the number of days of the Lease term in the calendar year) shall be payable by the Tenant with respect to any calendar year.

         6.03 HAZARDOUS MATERIALS.

                  (A) No Hazardous Materials (as defined herein) shall be Handled (as defined herein) upon, about, above or beneath the Premises or any portion of the Building or the Project, if applicable, by or on behalf of a Responsible Party (as defined herein), except in compliance with applicable laws. Any such Hazardous Materials so Handled, or the presence or migration of which is a result of the act or omission of a Responsible Party, shall be known as Tenant's Hazardous Materials. Notwithstanding the foregoing, Landlord acknowledges that, due to Tenant's permitted use of the Premises, as indicated in Paragraph 6.01 of this Lease, Tenant will occasionally Handle Hazardous Materials on the Premises which are in transit to their final destination; however, such presence and Handling of Hazardous Materials shall be in compliance with all applicable federal, state, local and environmental laws and regulations and the following guidelines: (i) no nuclear or explosive materials will be Handled by Tenant on the Premises, except such radioactive isotopes as Tenant may Handle from time to time; provided that such Handling shall be in accordance with the U.S. Department of Transportation regulations and the International Airtransport Association Dangerous Goods regulations; (ii) all Hazardous Materials will be Handled in a well-marked area which is segregated from other storage and handling areas and is used exclusively for hazardous materials; (iii) Hazardous Materials will be Handled in such a way that any such Materials which are incompatible or reactive to each other shall be kept separate at all times such Materials are on the Premises; (iv) Tenant shall provide written documents or other written evidence to Landlord upon execution of the Lease that all personnel who are responsible for the Handling or other contact with Hazardous Materials have been properly trained, in accordance with any applicable laws and/or regulations, to handle spills of Hazardous Materials and that the required, appropriate spill response equipment is maintained on site; (v) Tenant will provide Landlord with written evidence that it is maintaining the appropriate insurance coverage for the occasional presence or such Hazardous Materials on the Premises upon execution of this Lease; and (vi) Tenant will provide Landlord with written evidence that all of its employees whose responsibilities include driving Tenant's trucks or other vehicles are licensed in accordance with state, federal and local laws and regulations to transport and

         Handle Hazardous Materials. Also, notwithstanding the foregoing, normal quantities of those Tenant Hazardous Materials customarily used in the conduct of general administrative and executive office activities (e.g., copier fluids and cleaning supplies) may be Handled at the Premises without Landlord's prior written consent, in compliance with all applicable laws, but otherwise without the requirement of complying with the foregoing restrictions.

                  (B) Tenant's Hazardous Materials shall be Handled at all times in compliance with the manufacturer's instructions therefor and all applicable Environmental Laws (as defined herein). Tenant's Hazardous Materials shall not be disposed of, released, discharged or permitted to spill, leak or migrate upon about, above or beneath the Premises or any portion of the Building.

                  (C) With the exception to hazardous materials used for office purposes, Tenant agrees to maintain only the Hazardous Materials listed in Schedule I to Exhibit D in or at the Premises or the Building and only in the quantities listed in Schedule I to Exhibit D. Tenant further agrees that changes to the type and quantities of such Tenant's Hazardous Materials may be done only with the prior written consent of the Landlord, which consent shall not be unreasonably withheld. Tenant further agrees that Landlord shall have the right to inspect the Building to verify the types and quantities of the materials stored therein.

                  (D) Notwithstanding the obligation of Tenant to indemnify Landlord pursuant to this Lease, Tenant shall, at its sole cost and expense, promptly take all actions required by any Regulatory Authority, which requirements arise from the Handling, presence or migration of Tenant's Hazardous Materials upon, about, above or beneath the Premises or any portion of the Building, or the Project, if applicable. Such actions shall include, but not be limited to, the investigation of the environmental condition of the Premises or any portion of the Building, or the Project, if applicable, the preparation of any feasibility studies or reports and the performance of any cleanup, remedial, removal or restoration work. Tenant shall take all actions necessary to restore the Premises or any portion of the Building or the Project, if applicable, to the condition existing prior to the introduction of Tenant's Hazardous Materials, notwithstanding any less stringent standards or remediation allowable under applicable Environmental Laws. Tenant shall nevertheless obtain Landlord's written approval prior to undertaking any actions required by this Section, which approval shall not be unreasonably withheld so long as such actions would not potentially have a material adverse long-term or short-term effect on the Premises or any portion of the Building or the Project, if applicable.

                  (E) Tenant shall immediately notify Landlord of: (i) its knowledge of any disposal, release, discharge, spill, leak on, about, above, or beneath, or any migration to or from the Premises or the Building of Tenant's Hazardous

         Materials, (ii) any inspection, enforcement, cleanup or other regulatory action taken or threatened by any Regulatory Authority with respect to any of Tenant's Hazardous Materials on, about, above, beneath or from the Premises or the Building or the migration thereof from or to other property, (iii) any demands or claims made or threatened by any party relating to any loss or injury claimed to have resulted from any Hazardous Materials on, about, above, beneath or from the Building, and (iv) any matters where Tenant is required by Law to give a notice to any Regulatory Authority concerning Hazardous Materials on or from the Premises or the Building. Landlord shall have the right but not the obligation to notify Regulatory Authorities concerning actual and claimed violations of this Article.

                  (F) Tenant agrees to execute affidavits, representations and the like from time to time at Landlord's request stating Tenant's best knowledge and belief regarding the presence of Tenant's Hazardous Materials in the Premises or in or at the Building.

                  (G) "Environmental Laws" means and includes all now and hereafter existing statutes, laws, ordinances, codes, regulations, rules, rulings, orders, decrees, directives, policies and requirements by any federal, state or local governmental authority regulating, relating to, or imposing liability or standards of conduct concerning public health and safety or the environment. Upon Tenant's written request, Landlord agrees to provide Tenant with copies of any environmental assessment in Lender's possession.

                  (H) "Hazardous Materials" means: (a) any material or substance: (i) which is defined or becomes defined as a "hazardous substance," "hazardous waste," "infectious waste," "chemical mixture or substance," or "air pollutant" under Environmental Laws; (ii) containing petroleum, crude oil or any fraction thereof; (ii) containing polychlorinated biphenyls (PCB's); (iv) containing asbestos;
         (v) which is radioactive; (b) any other material or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense, and are defined or become defined by Environmental Laws, or (c) materials which cause a nuisance upon or waste to the Premises or any portion of the Building or the Project, if applicable.

                  (I) "Handle," "handle," "Handled," "handled," "Handling" or "handling" shall mean any installation, handling, generation, storage, treatment, use, disposal, discharge, release, manufacture, refinement, emission, abatement, removal, transportation, or any other activity of any type in connection with or involving Hazardous Materials.

                  (J) "Responsible Party" shall mean Tenant, its subtenants and its assignees, and their respective contractors, clients, officers, directors, employees, agents, and invitees, or any of them, as the case may be.

                  (K) "Regulatory Authority" shall mean any federal, state or local governmental agency, commission, board or political subdivision.

                      ARTICLE VII - UTILITIES AND SERVICES
                      ------------------------------------

         7.01 SERVICES. Landlord shall permit Tenant to use any existing utility service connection into the Premises and Tenant, at its sole expense, shall arrange with the appropriate utility company to install all necessary connections and without fail to maintain in continuous operation during the entire term of the Lease, all such utility service, whether or not Tenant is in actual possession of the Premises. Tenant shall pay to the appropriate utility company or other provider directly, or at Landlord's election as provided in
Section 7.02 below, to Landlord, for all water, gas, heat, electricity, light, power, sweeping and other janitorial services, rubbish and trash disposal, pest and rodent control, sewer, steam, fire protection, alarm or other security services and any other utilities and services supplied in, about or related to the Premises, together with any taxes thereon, connection charges and deposits, and also shall pay for all electrical light bulbs, lamps and tubes in connection therewith. Landlord reserves the right during the Term of this Lease to grant easements or public utility purposes on, over, or below the Premises without any abatement in rent, provided that said easements do not unreasonably interfere with the Premises or the normal operation of the business conducted by Tenant in the Premises. Landlord shall not be required to pay for any service, supplies or upkeep in connection with the Premises. Tenant shall arrange for and pay for all telephone and other communication services and equipment, including any additions or alterations to the existing telephone service boards and conduit, which shall be completed without interference to the service and/or equipment of other tenants in the Building or the Project, if applicable, and which shall be appropriately labeled upon the termination of this Lease.

         7.02 SEPARATE METERING. If any utilities are not separately metered for the Premises, Landlord may: (i) require that Tenant make reasonable arrangements to share such utilities with the other parties whose premises are on such meter,
(ii) require that Tenant pay Landlord a share of such utilities based on the Rentable Area of the Premises as a percentage of the total rentable area of occupied space that is jointly metered, equitably adjusted for excessive utility use by other tenants, or (iii) require that Tenant pay Landlord a share of such utilities based on reasonable consumption estimates of Landlord's engineer or consultant. In such case, either Landlord or Tenant may elect to install separate meters (but the costs of installing, maintaining and reading such meters shall be borne by Tenant). Landlord may reasonably estimate in advance any amounts payable by Tenant to Landlord hereunder and Tenant shall pay such amounts within ten (10) days after the same are billed, subject to periodic adjustment (and additional payment by Tenant or credit or refund by Landlord) after the actual amounts have been determined.

         7.03 INSTALLATION, CONNECTION AND USE OF UTILITY EQUIPMENT. Tenant shall install and connect all equipment and lines required to supply such utilities to the extent not already available at or serving the Premises, or at Landlord's option shall repair, alter or replace any such existing items (or Tenant shall share the costs thereof for any equipment shared with other tenants), subject to the terms of Section 2.02 hereof. Tenant shall maintain, repair and replace all such items, serving the Premises, exclusively, operate the same, and keep the same in good working order, condition and repair, as provided in Section 8.02. Tenant shall not install any equipment or fixtures, or use the same, so as to exceed the safe and lawful capacity of any utility equipment or lines serving the same. The installation, alteration, replacement or connection of any utility equipment and lines shall be subject to the requirements for Alterations of the Premises set forth in Article 9. Tenant shall ensure that any supplemental HVAC equipment is installed and all HVAC equipment is operated at all times in a manner to prevent roof leaks, damage or noise due to vibrations or improper installation, maintenance or operation. Tenant shall at all times keep the Premises sufficiently heated to avoid freezing of pipes.

         7.04 INTERRUPTION OR SERVICES. Landlord shall not be liable for any failure to furnish, stoppage of, or interruption in furnishing any of the services or utilities described in Section 7.01, when such failure is caused by accident, breakage, repairs, strikes, lockouts, disputes, labor disturbances, governmental regulation, civil disturbances, acts of war, moratorium or other governmental action, or any other cause beyond Landlord's reasonable control, and, in such event, Tenant shall not be entitled to any damages nor shall any failure or, interruption abate or suspend Tenant's obligation to pay Base Rent and additional rent required under this Lease or constitute or be construed as a constructive or other eviction or Tenant. Further, in the event any governmental authority or public utility promulgates or revises any law, ordinance, rule or regulation, or issues mandatory controls or voluntary controls relating to the use or conservation of energy, water, gas, light or electricity, the reduction of automobile or other emissions, or the provision of any other utility or service, Landlord may take any reasonably appropriate action to comply with such law, ordinance, rule, regulation, mandatory control or voluntary guideline and Tenant's obligations hereunder shall not be affected by any such action of Landlord, provided Tenant's use of the Premises is not materially impaired. The parties acknowledge that safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts, or ensure safety of persons or property. The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant's property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses, as further described in this Lease. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by Law.

         Any amounts which Tenant is required to pay to Landlord pursuant to this Article VII shall be payable within 30 days after written demand by Landlord and shall constitute additional rent or Rent under this Lease.

                     ARTICLE VIII - MAINTENANCE AND REPAIRS
                     --------------------------------------

         8.01 LANDLORD'S OBLIGATIONS.

                  (A) During the Lease Term, Landlord shall, at its expense, maintain only the landscaped areas, parking lots, driveways, walkways, foundation and the structural soundness of the exterior walls (excluding all windows, plate glass, doors and pest control and extermination) of the portion of the Building containing the Premises in good working order, repair and condition except for reasonable wear and tear. Landlord also shall maintain, at its expense, subject to reimbursement as part of Operating Expenses, the roof, downspouts and fire safety sprinkler system of the Building, and all HVAC systems that do not exclusively serve the Premises. If Tenant determines that any such repair or maintenance by Landlord is required, Tenant shall promptly give written notice to Landlord of the need for such repair or maintenance and unless Landlord in good faith disagrees with such determination by Tenant, Landlord shall proceed with reasonable promptness to perform such maintenance. Landlord shall not be liable to Tenant, except as otherwise expressly provided in this Lease, for any damage or inconvenience. Tenant shall not be entitled to any abatement or reduction of Rent by reason of any repairs, alterations or additions made by Landlord under this Lease, provided the same do not unreasonably interfere with Tenant's use of the Premises.

                  (B) Tenant shall, at its sole cost, pay for any damage to the foundation and/or external walls of the Building, or the Project, if applicable, caused by any act, omission, negligence or fault of Tenant or any employee, agent or contractor of Tenant.

         8.02 TENANT'S OBLIGATIONS. During the Lease Term, Tenant shall, at its risk and at its own sole cost and expense, maintain all other parts of the Premises and other improvements in or on the Premises in good working order, repair and condition (including all necessary replacements), including, but not limited to, HVAC systems exclusively serving the Premises, all glass elements, doors (including dock doors), dock bumpers, light bulbs, light fixtures, regular mowing of any grass, trimming, weed removal, and regular removal of debris. However, in a multi-occupancy Building, Landlord shall perform lawn and other common area maintenance (including, without limitation, exterior painting and maintenance of any HVAC system serving the common areas of the Building or serving the Premises, as well as other premises in the Building) and in such instance Tenant agrees to pay Landlord for lawn and other common area maintenance (including, without limitation, exterior painting and HVAC maintenance) based on Tenant's Percentage Share with respect to Operating Expenses, as provided in Article IV hereof (or, with respect to HVAC maintenance, based on the ratio of the Rentable Area of the Premises to the rentable area of all premises served by said HVAC system). Tenant shall take good care of all property and its fixtures and suffer no waste. Tenant shall engage a certified pest control firm to perform regular extermination for pests as necessary. Should Tenant neglect to keep and maintain the Premises as required herein, the Landlord shall have the right, but not the obligation, to have the work done and any reasonable costs plus a ten percent (10%) overhead charge therefor shall be charged to Tenant as additional rental and shall become payable by Tenant with the payment of the rental next due under this Lease. In connection with Tenant's maintenance and repair of the HVAC systems, Tenant shall provide Landlord during the Term of this Lease and any renewal hereof with a duplicate original of a maintenance contract, in form and substance acceptable to Landlord, with an HVAC maintenance firm acceptable to Landlord. Further, Tenant shall be responsible for, and upon demand by Landlord shall promptly reimburse Landlord for, any damage to any portion of the Project, if applicable, the Building or the Premises caused by (a) Tenant's activities in the Building or the Premises; (b) the performance or existence of any alterations, additions or improvements made by Tenant in or to the Premises; (c) the installation, use, operation or movement of Tenant's property in or about the Building or the Premises; or (d) any act or omission by Tenant or its officers, partners, employees, agents, contractors or invitees.

         8.03 REPAIR DAMAGE. Tenant shall, at its own cost and expense, repair or replace any damage or injury to all or any part of the Premises, the Building and the Project, if applicable, caused by Tenant or Tenant's agents, employees, invitees, licensees or visitors; provided, however, if Tenant fails to make such repairs or replacements promptly, Landlord may, at its option, make such repairs or replacements and Tenant shall reimburse the cost, plus a ten percent (10%) overhead charge therefor, to Landlord on demand.

         8.04 NO WASTE. Tenant shall not commit or allow any waste or damage to be committed on any portion of the Premises.

         8.05 LANDLORD'S RIGHTS. Landlord and its contractors shall have the right, at all reasonable times and upon reasonable prior oral or telephone notice to Tenant at the Premises, other than in the case of any emergency in which case no notice shall be required, to enter upon the Premises to make any repairs to the Premises or the Building reasonably required or deemed reasonably necessary by Landlord and to erect such equipment, including scaffolding, as is reasonably necessary to effect such repairs. During the pendency of such repairs, Landlord shall use reasonable efforts to minimize any material interruption of Tenant's business.

              ARTICLE IX - ALTERATIONS, ADDITIONS AND IMPROVEMENTS
              ----------------------------------------------------

         9.01 LANDLORD'S CONSENT; CONDITIONS. Tenant shall not make or permit to be made any alterations, additions, or improvements in or to the Premises ("Alterations") without the prior written consent of Landlord, which consent, with respect to non-structural alterations, shall not be unreasonably withheld. Landlord may impose as a condition to making any Alterations such requirements as Landlord in its reasonable discretion deems necessary or desirable including without limitation: Tenant's submission to Landlord, for Landlord's prior written approval, of all plans and specifications relating to the Alterations; Landlord's prior written approval of the time or times when the Alterations are to be performed; Landlord's prior written approval of the contractors and subcontractors performing work in connection with the Alterations; employment of union contractors and subcontractors who shall not cause labor disharmony; Tenant's receipt of all necessary permits and approvals from all governmental authorities having jurisdiction over the Premises prior to the construction of the Alterations; Tenant's delivery to Landlord of such bonds and insurance as Landlord shall reasonably require; and Tenant's payment to Landlord of all costs and expenses incurred by Landlord because of Tenant's Alterations, including but not limited to costs incurred in reviewing the plans and specifications for, and the progress of, the Alterations. Tenant is required to provide Landlord written notice of whether the Alterations include the Handling of any Hazardous Materials and whether these materials are of a customary and typical nature for industry practices. Upon completion of the Alterations, Tenant shall provide Landlord with copies of as-built plans. Neither the approval by Landlord of plans and specifications relating to any Alterations nor Landlord's supervision or monitoring of any Alterations shall constitute any warranty by Landlord to Tenant of the adequacy of the design for Tenant intended use or the proper performance of the Alterations.

         9.02 PERFORMANCE OR ALTERATIONS WORK. All work relating to the Alterations shall be performed in compliance with the plans and specifications approved by Landlord, all applicable laws, ordinances, rules, regulations and directives of all governmental authorities having jurisdiction and the requirements of all carriers of insurance on the Premises and the Building, the Board of Underwriters, Fire Rating Bureau, or similar organization. All work shall be performed in a diligent, first class manner and so as not to unreasonably interfere with any other tenants or occupants of the Building or the Project, if applicable. All reasonable costs incurred by Landlord relating to the Alterations shall be payable to Landlord by Tenant as additional rent upon demand. No asbestos-containing materials shall be used or incorporated in the Alterations. No lead-containing surfacing material, solder, or other construction materials or fixtures where the presence of lead might create a condition or exposure not in compliance with Environmental Laws shall be incorporated in the Alterations.

         9.03 LIENS. If reasonably required by Landlord, for alterations costing $2,500 or more, Tenant shall pay when due all costs for work performed and materials supplied to the Premises. Tenant shall keep Landlord, the Premises and the Building free from all liens, stop notices and violation notices relating to the Alterations or any other work performed for, materials furnished to or obligations incurred by or for Tenant and Tenant shall protect, indemnify, hold harmless and defend Landlord, the Premises and the Building of and from any and all loss, cost, damage, liability and expense, including attorneys' fees, arising out of or related to any such liens or notices. Further, Tenant shall give Landlord not less than seven (7) business days prior written notice before commencing any Alterations in or about the Premises to permit Landlord to post appropriate notices of non-responsibility. Tenant shall also secure, prior to commencing any Alterations, at Tenant's sole expense, a completion and lien indemnity bond satisfactory to Landlord for such work. During the progress of such work, Tenant shall, upon Landlord's request, furnish Landlord with sworn contractor's statements and lien waivers covering all work theretofore performed. Tenant shall satisfy, bond over to Landlord's satisfaction, or otherwise discharge all liens, stop notices or other claims or encumbrances within 15 days after Landlord notifies Tenant in writing that any such lien, stop notice, claim or encumbrance has been filed. If Tenant fails to pay and remove such lien, claim of encumbrance within such 15 days, Landlord, at its election, may pay and satisfy the same and in such event the sums so paid by Landlord, with interest from the date of payment at the rate set forth in
Section 4.06 hereof for amounts owed Landlord by Tenant shall be deemed to be additional rent due and payable by Tenant at once without notice or demand.

         9.04 REMOVAL OR ALTERATIONS. With the exception of Tenant's trade fixtures, all Alterations shall become a part of the Premises and shall become the property of Landlord upon the expiration or earlier termination of this Lease, unless Landlord shall, by written notice given to Tenant, require Tenant to remove some or all of Tenant's Alterations (whether installed during the Term of this Lease or any previous occupancy of the Premises by Tenant), in which event Tenant shall promptly remove the designated Alterations and shall promptly repair any resulting damage, all at Tenant's sole expense. All business and trade fixtures, machinery and equipment, furniture, movable partitions and items of personal property owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant; upon the expiration or earlier termination of this Lease, Tenant shall, at its sole expense, remove all such items and repair any damage to the Premises or the Building caused by such removal. If Tenant fails to remove any such items or repair such damage promptly after the expiration or earlier termination of the Lease, Landlord may, but need not, do so with no liability to Tenant, and Tenant shall pay Landlord the reasonable cost thereof upon demand. Notwithstanding the foregoing to the contrary, in the event Landlord gives its consent, pursuant to the provisions of
Section 9.01 of this Lease, to allow Tenant to make an Alteration in the Premises, Landlord agrees to notify Tenant in writing at the time of the giving of such consent whether Landlord will require Tenant, at Tenant's cost, to remove such Alteration at the end of the Lease Term.

                    ARTICLE X - INDEMNIFICATION AND INSURANCE
                    -----------------------------------------

         10.01 INDEMNIFICATION.

                  (A) Tenant agrees to protect, indemnify, hold harmless and defend Landlord and any Mortgagee, as defined herein, and each of their respective partners, directors, officers, agents and employees, successors and assigns, regardless of any negligence of, or imputed to Landlord as owner of the Building, Premises or underlying real property, from and against:

                           (i) any and all loss, cost, damage, liability or
                  expense as incurred (including but not limited to actual attorneys' fees and legal costs) arising out of or related to any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury, including death, or property damage sustained by such person or persons which arises out of, is occasioned by or is in any way attributable to the use or occupancy of the Premises or any portion of the Building or the Project, if applicable, by Tenant or the acts or omissions of Tenant or its agents, employees, contractors, clients, invitees or subtenants except that caused by the sole active negligence of Landlord or its agents or employees. Such loss or damage shall include, but not be limited to, any injury or damage to, or death of, Landlord's employees or agents or damage to the Premises or any portion of the Building or the Project, if applicable.

                           (ii) any and all environmental damages which arise
                  from: (i) the Handling, presence or migration of any Tenant's Hazardous Materials, as defined in Section 6.03 or (ii) the breach of any of the provisions of this Lease. For the purpose of this Lease, "environmental damages" shall mean (a) all claims, judgments, damages, penalties, fines, costs, liabilities, and losses (including without limitation, diminution in the value of the Premises or any portion of the Building or the Project, if applicable, damages for the loss of or restriction on the use of rentable or usable space or of any amenity of the Premises or any portion of the Building or the Project, if applicable, and from any adverse impact of Landlord's marketing of space); (b) all reasonable sums paid for settlement of claims, attorneys' fees, consultants' fees and experts' fees; and (c) all costs incurred by Landlord in connection with investigation or remediation relating to the Handling of Tenant's Hazardous Materials, whether or not required by Environmental Laws, necessary for Landlord to make full economic use of the Premises or any portion of the Building or the Project, if applicable, or otherwise required under this Lease. To the extent that Landlord is strictly liable under any Environmental Laws, Tenant's obligation to Landlord and the other indemnities under the foregoing indemnification shall likewise be without regard to fault on Tenant's part with respect to the violation of any Environmental Law which results in liability to the indemnitee. Tenant's obligations and liabilities pursuant to this Section 10.01 shall survive the expiration or earlier termination of this Lease.

                           (iii) any and all testing or investigation as may be
                  requested by any governmental agency or lender for the purpose of investigating the presence of Tenant's Hazardous Materials that may not be in compliance with Environmental Laws.

                  (B) Notwithstanding anything to the contrary contained herein, nothing shall be interpreted or used to in any way affect, limit, reduce or abrogate any insurance coverage provided by any insurers to either Tenant or Landlord.

                  (C) Notwithstanding anything to the contrary contained in this Lease, nothing herein shall be construed to infer or imply that Tenant is a partner, joint venturer, agent, employee, or otherwise acting by or at the direction of Landlord.

         10.02 PROPERTY INSURANCE.

                  (A) At all times during the Lease Term, Tenant shall procure and maintain, at its sole expense, "all-risk" property insurance, for damage or other loss caused by fire or other casualty or cause including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting of pipes, explosion, in an amount not less than one hundred percent (100%) of the replacement cost covering (a) all leasehold improvements in and to the Premises and (b) Tenant's trade fixtures, equipment, business records and other personal property from time to time situated in the Premises, including, without limitation, all floor and wall coverings. The proceeds of such insurance shall be used for the repair or replacement of the property so insured, except that if not so applied or if this Lease is terminated following a casualty, the proceeds applicable to restoration of the leasehold improvements shall be paid to Landlord and the proceeds applicable to Tenant's personal property and trade fixtures shall be paid to Tenant.

                  (B) At all times during the Lease Term, Tenant shall procure and maintain business interruption insurance in such amount as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils insured against in Section 10.02(A).

                  (C) Landlord shall at all times during the Lease Term procure and maintain "all-risk" property insurance in the amount not less than one hundred percent (100%) of the insurable replacement cost covering the Building in which the Premises are located and such other insurance as may be required by a Mortgagee or otherwise desired by Landlord.

         10.03 LIABILITY INSURANCE.

                  (A) At all times during the Lease Term, Tenant shall procure and maintain, at its sole expense, commercial general liability insurance applying to the use and occupancy of the Premises and the business operated by Tenant. Such insurance shall have a minimum combined single limit of liability of at least One Million Dollars ($1,000,000) per occurrence and a general aggregate limit of at least Two Million Dollars, ($2,000.000). All such policies shall be written to apply to all bodily injury, property damage, personal injury losses and shall be endorsed to include Landlord and its agents, beneficiaries, partners, employees, and any deed of trust holder or mortgagee of Landlord or any ground lessor as additional insureds. (A list of the current persons and entities to be named as additional insureds is attached hereto as Exhibit E.) Such liability insurance shall be written as primary policies, not excess or contributing with or secondary to any other insurance as may be available to the Landlord or additional insureds.

                  (B) Prior to the sale, storage, use or giving away of alcoholic beverages on or from the Premises by Tenant or another person, Tenant, at its own expense, shall obtain a policy or policies of insurance issued by a responsible insurance company and in a form acceptable to Landlord saving harmless and protecting Landlord and the Premises against any and all damages, claims, liens, judgments, expenses and costs, including actual attorney's fees, arising under any present or future law, statute, or ordinance of the State of Minnesota or other governmental authority having jurisdiction of the Premises, by reason or any storage, sale, use or giving away of alcoholic beverages on or from the Premises. Such policy or policies or insurance shall have a minimum combined single limit of One Million Dollars ($1,000,000) per occurrence and shall apply to bodily injury, fatal or nonfatal; injury to means of support; and injury to property of any person. Such policy or policies of insurance shall name the Landlord and its agents, beneficiaries, partners, employees and any mortgagee of Landlord or any ground lessor of Landlord as additional insureds. (A list of the current persons and entities to be named as additional insureds is attached hereto as Exhibit E.)

                  (C) Landlord shall, at all times during the Lease Term, procure and maintain commercial general liability insurance for the Building and Common Area in which the Premises are located. Such insurance shall have minimum combined single limit of liability of at least Two Million ($2,000,000) per occurrence, and a general aggregate limit of at least Two Million Dollars ($2,000,000).

         10.04 WORKERS' COMPENSATION INSURANCE. At all times during the Lease Term, Tenant shall procure and maintain Workers' Compensation Insurance in accordance with the laws of the State of Minnesota, and Employers' Liability insurance with a limit not less than ($500,000) Bodily Injury Each Accident; ($500,000) Bodily Injury By Disease - Each person; and ($500,000) Bodily Injury by Disease - Policy Limit.

         10.05 Deleted.

         10.06 PLATE GLASS INSURANCE. At any time during the Lease Term when there is plate glass in or on the Premises, Tenant shall procure and maintain, at its sole expense, plate glass insurance covering all the plate glass of the Premises in amounts satisfactory to Landlord.


         10.07 WAREHOUSEMAN'S INSURANCE. At any time during the Lease Term when Tenant's use of the Premises includes or involves any activity as a bonded agent, consignee or warehouseman, Tenant shall procure and maintain, at its sole expense, insurance covering all goods and materials held at the Premises in such capacity, providing protection against all damage, loss, theft, or other peril which may occur in connection therewith in an amount not less than Five Million Dollars ($5,000,000.00).

         10.08 POLICY REQUIREMENTS. All insurance required to be maintained by Tenant shall be issued by insurance companies authorized to do insurance business in the State of Minnesota and rated not less than A-VIII in Best's Insurance Guide or a Standard and Poor's claims paying ability rating of not less than AA. A certificate of insurance (or, at Landlord's option, copies of the applicable policies) evidencing the insurance required under this Article X shall be delivered to Landlord not less than thirty (30) days prior to the Commencement Date. No such policy shall be subject to cancellation or modification without thirty (30) days prior written notice to Landlord and to any deed of trust holder, mortgagee or ground lessor designated by Landlord to Tenant. Tenant shall furnish Landlord with a replacement certificate with respect to any insurance not less than thirty (30) days prior to the expiration of the current policy. Tenant shall have the right to provide the insurance required by this Article X pursuant to blanket policies, but only if such blanket policies expressly provide coverage to the Premises and the Landlord as required by this Lease.

         10.09 WAIVER OR CLAIMS. Except for claims arising from Landlord's intentional or grossly negligent acts of Landlord's breach of this Lease that are not covered by Tenant's insurance hereunder, Tenant waives all claims against Landlord for injury or death to persons, damage to property or to any other interest of Tenant sustained by Tenant or any party claiming through Tenant resulting from: (i) any occurrence in or upon the Premises, (ii) leaking of roofs, bursting, stoppage or leaking of water, gas, sewer or steam pipes or equipment, including sprinklers, (iii) wind, rain, snow, ice, flooding, freezing, fire, explosion, earthquake, excessive heat or cold, fire or other casualty, (iv) the Building, Premises, systems or equipment therefor being defective, out of repair, or failing, and (v) vandalism, malicious mischief, theft or other acts or omissions of any other parties including, without limitation, other tenants, contractors and invitees. To the extent that Tenant is required to or does carry insurance hereunder, Tenant agrees that Tenant's property loss risks shall be borne by such insurance, and Tenant agrees to look solely to and seek recovery only from its insurance carriers in the event of such losses; for purposes hereof, any deductible amount shall be treated as though it were recoverable under such policies.

         10.10 WAIVER OR SUBROGATION. Each party hereby waives any right of recovery against the other for injury or loss covered by insurance or required to be covered, to the extent of the injury or loss covered thereby. Any policy of insurance to be provided by Tenant pursuant to this Article X shall contain a clause denying the insurer any right of subrogation against Landlord.

         10.11 FAILURE TO INSURE. If Tenant fails to maintain any insurance which Tenant is required to maintain pursuant to this Article X, Tenant shall be liable to Landlord for any loss or cost resulting from such failure to maintain. Tenant may not self-insure against any risks required to be covered by insurance without Landlord's prior written consent.

                       ARTICLE XI - DAMAGE OR DESTRUCTION
                       ----------------------------------

         11.01 TOTAL DESTRUCTION. Except as provided in Section 11.03 below, this Lease shall automatically terminate if the Building is totally destroyed.

         11.02 PARTIAL DESTRUCTION OR PREMISES. If the Premises are damaged by any casualty and, in Landlord's opinion, the Premises (exclusive of any Alterations made to the Premises by Tenant) can be restored to its preexisting condition within two hundred forty (240) days after the date of the damage or destruction using only the insurance proceeds made available to Landlord, Landlord shall, upon written notice from Tenant to Landlord of such damage, except as provided in Section 11.03, promptly and with due diligence use available insurance proceeds to repair any damage to the Premises (exclusive of any Alterations to the Premises made by Tenant, which shall be promptly repaired by Tenant at its sole expense) and, until such repairs are completed, the Rent shall be equitably abated from the date of damage or destruction in the same proportion that the rentable area of the portion of the Premises which is unusable by Tenant in the conduct of its business bears to the total rentable area of the Premises. If such repairs cannot, in Landlord's opinion, either (i) be made within said two hundred forty (240) day period, or (ii) be completed using only the insurance proceeds made available to Landlord, then Landlord may, at its option, exercisable by written notice given to

Tenant within thirty (30) days after the date of the damage or destruction, elect to make the repairs within a reasonable time after the damage or destruction, in which event this Lease shall remain in full force and effect but the Rent shall be abated as provided in the preceding sentence; if Landlord does not so elect to make the repairs, then either Landlord or Tenant shall have the right, by written notice given to the other within sixty (60) days after the date of the damage or destruction, to terminate this Lease as of the date of the damage or destruction.

         11.03 EXCEPTIONS TO LANDLORD'S OBLIGATIONS. Notwithstanding anything to the contrary contained in this Article XI, Landlord shall have no obligation to repair the Premises if either: (a) the Building in which the Premises are located is so damaged as to require repairs to the Building exceeding twenty percent (20%) of the full insurable value of the Building; or (b) Landlord elects to demolish the Building in which the Premises are located; or (c) the damage or destruction occurs less than two (2) years prior to the Expiration Date, exclusive of option periods. In addition, Landlord's obligation to repair as set forth in this Article XI shall be limited to the extent of insurance proceeds made available to Landlord. Further, Tenant's Rent shall not be abated if either (i) the damage or destruction is repaired within five (5) business days after Landlord receives written notice from Tenant of the casualty, or (ii) Tenant, or any officers, partners, employees, agents or invitees of Tenant, or any assignee or subtenant of Tenant, is, in whole or in part, responsible for the damage or destruction.

         11.04 WAIVER. The provisions contained in this Lease Article XI shall supersede any contrary laws (whether statutory, common law or otherwise) now or hereafter in effect relating to damage, destruction, self-help or termination.

                           ARTICLE XII - CONDEMNATION
                           --------------------------

         12.01 TAKING. If the entire Premises or so much of the Premises as to render the balance unusable by Tenant for the permitted uses stated in this Lease shall be taken by condemnation, sale in lieu of condemnation or in any other manner for any public or quasi-public purpose (collectively "Condemnation"), and if the Landlord, at its option, is unable or unwilling to provide substitute premises reasonably acceptable to Tenant and containing at least as much rentable area as described in Section 1.02 above, then this Lease shall terminate, including Tenant's obligation to pay rent, on the date that title or possession to the Premises is taken by the condemning authority, whichever is earlier.

         12.02 AWARD. In the event of any Condemnation, the entire award for such taking shall belong to Landlord. Tenant shall have no claim against Landlord or the award for the value of any unexpired term of this Lease or otherwise. Tenant shall be entitled to independently pursue a separate award in a separate proceeding for Tenant's relocation costs directly associated with the taking.

         12.03 TEMPORARY TAKING. No temporary taking of the Premises shall terminate this Lease or entitle Tenant to any abatement of the Rent payable to Landlord under this Lease; provided, further, that any award for such temporary taking shall belong to Tenant to the extent that the award applies to any time period during the Lease Term and to Landlord to the extent that the award applies to any time period outside the Lease Term. The phrase "temporary taking" shall mean a taking that interferes with Tenant's use of the Premises for no more than 180 days. The rent payable hereunder shall abate equitably during any temporary taking.

                            ARTICLE XIII - DELETED
                            ----------------------

                    ARTICLE XIV - ASSIGNMENT AND SUBLETTING
                    ---------------------------------------

         14.01 RESTRICTION. Without the prior written consent of Landlord, Tenant shall not, either voluntarily or by operation of law, assign, encumber, or otherwise transfer this Lease or any interest herein, or sublet the Premises or any part thereof, or permit the Premises to be occupied by anyone other than Tenant or Tenant's employees (any such assignment, encumbrance, subletting, occupation or transfer is hereinafter referred to as a "Transfer"). For purposes of this Lease, the term "Transfer" shall also include (a) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation or law, of a majority of the partners, or a transfer of a majority of partnership interests, within a twelve month period, or the dissolution of the partnership, and (b) if Tenant is a closely held corporation (i.e. whose stock is not publicly held and not traded through an exchange or over the counter), or a limited liability company, the dissolution, merger, consolidation, division, liquidation or other reorganization or Tenant, or within a twelve month period:
(i) the sale or other transfer of more than an aggregate of 50% of the voting securities of Tenant (other than to immediate family members by reason of gift or death) or (ii) the sale, mortgage, hypothecation or pledge of more than an aggregate of 50% of Tenant's net assets. An assignment, subletting or other action in violation or the foregoing shall be void and, at Landlord's option, shall constitute a material breach of this Lease. Notwithstanding anything contained in this Article XIV to the contrary, Tenant shall have the right to assign the Lease or sublease the Premises, or any part thereof, to an "Affiliate" without the prior written consent of Landlord, but upon at least twenty (20) days prior written notice to Landlord, provided that the use of the Premises by said Affiliate is identical to the use in Section 1.10 of the Lease. For purposes of this provision, the term "Affiliate" shall mean any corporation or other entity controlling, controlled by, or under common control with (directly or indirectly) Tenant, including, without limitation, any parent corporation controlling Tenant or any subsidiary that Tenant controls. The term "control", as used herein, shall mean the power to direct or cause the direction of the management and policies of the controlled entity through the ownership of more than fifty percent (50%) of the voting securities in such controlled entity. Notwithstanding anything contained in this Article XIV to the contrary, Tenant expressly covenants and agrees not to enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of the Premises which provides for rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and that any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization or any part of the Premises.

         14.02 NOTICE TO LANDLORD. If Tenant desires to assign this Lease or any interest herein, or to sublet all or any part of the Premises, then at least thirty (30) days but not more than one hundred eighty (180) days prior to the effective date of the proposed assignment or subletting, Tenant shall submit to Landlord in connection with Tenant's request for Landlord's consent:

                  (A) A statement containing (i) the name and address of the proposed assignee or subtenant; (ii) such financial information with respect to the proposed assignee or subtenant as Landlord shall reasonably require; (iii) the type of use proposed for the Premises; and (iv) all of the principal terms of the proposed assignment or subletting; and

                  (B) Four (4) originals of the assignment or sublease on a form approved by Landlord and four (4) originals of the Landlord's Consent to Sublease or Assignment and Assumption of Lease and Consent.

         14.03 Deleted.

         14.04 LANDLORD'S CONSENT; STANDARDS. Landlord's consent to a proposed assignment or subletting shall not be unreasonably withheld; but, in addition to any other grounds for denial Landlord's consent shall be deemed reasonably withheld if, in Landlord's good faith judgment: (i) the proposed assignee or subtenant does not have the financial strength to perform its obligations under this Lease or any proposed sublease; (ii) the business and operations of the proposed assignee or subtenant are not compatible with the business and operations being conducted by other tenants in the Building; (iii) the proposed assignee or subtenant intends to use any part of the Premises for a purpose not permitted under this Lease; (iv) either the proposed assignee or subtenant, or any person which directly or indirectly controls, is controlled by, or is under common control with the proposed assignee or subtenant occupies space in the Building or the Project, if applicable, or is negotiating with Landlord to lease space in the Building or the Project, if applicable; (v) the proposed assignee or subtenant is disreputable; or (vi) the use of the Premises or the Building by the proposed assignee or subtenant would, in Landlord's reasonable judgment impact the Building in a negative manner including, but not limited to, significantly increasing the pedestrian traffic, parking capacity and requirements, and truck traffic in and out of the Building or requiring any alterations to the Building to comply with applicable laws; (vii) the space to be sublet is not regular in shape with appropriate means of ingress and egress suitable for normal renting purposes
(viii) the transferee is a government (or agency or instrumentality thereof) or
(ix) Tenant has failed to cure a default at the time Tenant requests consent to the proposed Transfer.

         14.05 ADDITIONAL RENT. If Landlord consents to any such assignment or subletting, 50% of all sums or other economic consideration received by Tenant in connection with such assignment or subletting, whether denominated as rental or otherwise, which exceeds, in the aggregate, the total sum which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to less than all of the Premises under a sublease, and a net of Tenant's costs, including realtor commissions) shall be paid to Landlord promptly after receipt as additional Rent under the Lease without affecting or reducing any other obligation of Tenant hereunder.

         14.06 LANDLORD'S COSTS. If Tenant shall Transfer this Lease of all or any part of the Premises or shall request the consent of Landlord to any Transfer, Tenant shall pay to Landlord as additional rent Landlord's reasonable costs related thereto, including Landlord's reasonable attorneys' fees.

         14.07 CONTINUING LIABILITY OR TENANT. Notwithstanding any Transfer, including an assignment or sublease to an affiliate, Tenant shall remain as fully and primarily liable for the payment of Rent and for the performance of all other obligations of Tenant contained in this Lease to the same extent as if the Transfer had not occurred; provided, however, that any act or omission of any transferee that violates the terms of this Lease shall be deemed a violation of this Lease by Tenant.

         14.08 NON-WAIVER. The consent by Landlord to any transfer shall not relieve Tenant, or any person claiming through or by Tenant, of the obligation to obtain the consent of Landlord, pursuant to this Article XIV, to any further Transfer. In the event of an assignment or subletting, Landlord may collect rent from the assignee or the subtenant without waiving any rights hereunder and collection of the rent from a person other than Tenant shall not be deemed a waiver of any of Landlord's rights under this Article XIV, an acceptance of assignee or subtenant as Tenant, or a release of Tenant from the performance of Tenant's obligations under this Lease. If Tenant shall default under this Lease and fail to cure within the time permitted, Landlord is irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any assignee or subtenant to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such default is cured.

                        ARTICLE XV - DEFAULT AND REMEDIES
                        ---------------------------------

         15.01 EVENTS OF DEFAULT BY TENANT. The occurrence of any of the following shall constitute a material default and breach of this Lease by
Tenant:

                  (A) The failure by Tenant to pay Base Rent or make any other payment required to be made by Tenant hereunder as and when due.

                  (B) The abandonment of the Premises by Tenant or the vacation of the Premises by Tenant for thirty (30) consecutive days (with or without the payment of Rent).

                  (C) The making by Tenant of any assignment of this Lease or any sublease or all or part of the Premises, except as expressly permitted under Article XIV of this Lease.

                  (D) The failure by Tenant to observe or perform any other provision of this Lease to be observed or performed by Tenant, other than those described in Sections 15.01(A), 15.01(B) or 15.01(C) above, if such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of the default is such that it cannot be cured within the thirty (30) day period, no default shall be deemed to exist if Tenant commences the curing of the default promptly within such thirty (30) day period and thereafter diligently prosecutes the same to completion and achieves the same within ninety (90) days after the occurrence of such default. The thirty (30) day notice described herein shall be in lieu of, and not in addition to, any notice required under law now or hereafter in effect requiring that notice of default be given prior to the commencement of an unlawful detainer or other legal proceeding.

                  (E) The making by Tenant of any general assignment for the benefit of creditors, the filing by or against Tenant or any one or more of the Guarantors, if any, of a petition under any federal or state bankruptcy or insolvency laws (unless, in the case of a petition filed against Tenant or any one or more of the Guarantors, if any, the same is dismissed within thirty (30) days after filing); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets at the Premises or Tenant's interest in this Lease or the Premises, when possession is not restored to Tenant within thirty (30) days; the attachment, execution or other seizure of substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease or the Premises, if such seizure is not discharged within thirty (30) days; or the death or the dissolution of Tenant or any one or more of the Guarantors, if any.

                  (F) Any material misrepresentation herein, or material misrepresentation or omission in any financial statements or other materials provided by Tenant or any Guarantor in connection with negotiating or entering into this Lease or in connection with any Transfer under Section 14.01.

         15.02 LANDLORD'S RIGHT TO TERMINATE UPON TENANT DEFAULT. In the event of any default by Tenant as provided in Section 15.01 above, Landlord shall have the right to terminate this Lease or to terminate Tenant's right to possession of the Premises without terminating this Lease, and in either event Landlord shall be entitled to receive from Tenant:

                  (A) The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

                  (B) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been or was reasonably avoided; plus

                  (C) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

                  (D) Any other amount necessary to compensate Landlord for all the actual damages proximately caused by Tenant's failure to perform its obligations under this Lease; and

                  (E) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

         As used in subparagraphs (A) and (B) above, "worth at the time of award" shall be computed by allowing interest on such amounts at the then highest lawful rate of interest, but in no event to exceed one percent (1%) per annum plus the rate established by the Federal Reserve Bank of Chicago on advances made to member banks under Sections 13 and 13a of the Federal Reserve Act ("discount rate") prevailing at the time of the award. As used in paragraph
(C) above, "worth at the time of award" shall be computed by discounting such amount by (i) the discount rate of the Federal Reserve Bank of Chicago prevailing at the time of award plus (ii) one percent (1%).

         15.03 MITIGATION OR DAMAGES. If Landlord terminates this Lease or Tenant's right to possession of the Premises, Landlord shall have no obligation to mitigate Landlord's damages except to the extent required by applicable law. If Landlord has not terminated this Lease or Tenant's right to possession of the Premises, Landlord shall have no obligation to mitigate under any circumstances and may permit the Premises to remain vacant or abandoned. If Landlord is required to mitigate damages as provided herein: (i) Landlord shall be required only to use reasonable efforts to mitigate, which shall not exceed such efforts as Landlord generally uses to lease other space in the Building, (ii) Landlord will not be deemed to have failed to mitigate if Landlord or its affiliates lease any other portions of the Building, Project or other projects owned by Landlord or its affiliates in tile same geographic area, before reletting all or any portion of the Premises, and (iii) any failure to mitigate as described herein with respect to any period of time shall only reduce the Rent and other amounts to which Landlord is entitled hereunder by the reasonable rental value of the Premises during such period. In recognition that the value of the Building depends on the rental rates and terms of leases therein, Landlord's rejection of a prospective replacement tenant based on an offer of rentals below Landlord's published rates for new leases of comparable space at the Building at the time in question, or at Landlord's option, below the rates provided in this Lease, or containing terms less favorable than those contained herein, shall not give rise to a claim by Tenant that Landlord failed to mitigate Landlord's damages.

         15.04 LANDLORD'S RIGHT TO CONTINUE LEASE UPON TENANT DEFAULT. In the event of a default of this Lease and abandonment of the Premises by Tenant, if Landlord does not elect to terminate this Lease as provided in Section 15.02 above, Landlord may from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease. Without limiting the foregoing, Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due. In the event Landlord re-lets the Premises, to the fullest extent permitted by law, the proceeds of any reletting shall be applied first to pay to Landlord all reasonable costs and expenses of such reletting (including without limitation, costs and expenses of retaking or repossessing the Premises, removing persons and property therefrom, securing new tenants, including expenses for redecoration, alterations and other costs in connection with preparing the Premises for the new tenant, and if Landlord shall maintain and operate the Premises, the costs thereof) and receivers' fees incurred in connection with the appointment of and performance by a receiver to protect the Premises and Landlord's interest under this Lease and any necessary or reasonable alterations; second, to the payment of any indebtedness of Tenant to Landlord other than Rent due and unpaid hereunder; third, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of other or future obligations of Tenant to Landlord as the same may become due and payable, and Tenant shall not be entitled to receive any portion of such revenue.

         15.05 RIGHT OF LANDLORD TO PERFORM. All covenants and agreements to be performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, Landlord may, but shall not be obligated to, make any payment or perform any such other act on Tenant's part to be made or performed, without waiving or releasing Tenant of its obligations under this Lease. Any sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the lesser of the maximum rate permitted by law if any or twelve percent (12%) per annum from the date of such payment, shall be payable to Landlord as additional rent on demand and Landlord shall have the same rights and remedies in the event of nonpayment as in the case of default by Tenant in the payment of Rent.

         15.06 DEFAULT UNDER OTHER LEASES. If the term of any lease, other than this Lease, heretofore or hereafter made by Tenant for any space in the Building or the Project, if applicable, shall be terminated or terminable after the making of this Lease because of any default by Tenant under such other lease, such fact shall empower Landlord, at Landlord's sole option, to terminate this Lease by notice to Tenant or to exercise any of the rights or remedies set forth in Section 15.02.

         15.07 NON-WAIVER. Nothing in this Article shall be deemed to affect Tenant's or Landlord's rights to indemnification for liability or liabilities arising prior to termination of this Lease or Tenant's right to possession of the Premises for personal injury or property damages under the indemnification clause or clauses contained in this Lease. No acceptance by Landlord of a lesser sum than the Rent then due shall be deemed to be other than on account of the earliest installment of such Rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or such installment or pursue any other remedy in the Lease provided. The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises, unless Landlord in writing both accepts such surrender and acknowledges such termination.

         15.08 CUMULATIVE REMEDIES. The specific remedies to which Landlord may resort under the terms of the Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of the Lease. In addition to the other remedies provided in the Lease, including the right to terminate this Lease or to terminate Tenant's right of possession of the Premises and reenter and repossess the Premises and remove all persons and property from the Premises without terminating this Lease as provided in
Section 15.02, Landlord shall be entitled to a restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of the Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

         15.09 DEFAULT BY LANDLORD. Landlord's failure to perform or observe any of its obligations under this Lease shall constitute a default by Landlord under this Lease only if such failure shall continue for a period of thirty (30) days (or the additional time, if any, not to exceed (90) days or such longer period caused by weather, that is reasonably necessary to promptly and diligently cure the failure) after Landlord receives written notice from Tenant specifying the default. The notice shall give in reasonable detail the nature and extent of the failure and shall identify the Lease provision(s) containing the obligation(s). If Landlord shall default in the performance of any of its obligations under this Lease (after notice and opportunity to cure as provided herein), Tenant may pursue any remedies available to it under the law and this Lease, including injunctive relief or other equitable remedies, except that, in no event, shall Landlord be liable for punitive damages, lost profits, business interruption, speculative, consequential or other such damages.

                   ARTICLE XVI - ATTORNEYS FEES; COSTS OF SUIT
                   -------------------------------------------

         If either Landlord or Tenant shall commence any action or other proceeding against the other arising out of, or relating to, this Lease or the Premises, the prevailing party shall be entitled to recover from the losing party, in addition to any other relief, its actual attorneys fees irrespective of whether or not the action or other proceeding is prosecuted to judgment and irrespective of any court schedule of reasonable attorneys' fees. In addition, Tenant shall reimburse Landlord, upon demand, for all reasonable attorneys' fees incurred in collecting Rent or otherwise seeking enforcement against Tenant, its sublessees and assigns, of Tenant's obligations under this Lease.

         Should Landlord be made a party to any litigation instituted by Tenant against a party other than Landlord, or by a third party against Tenant, Tenant shall indemnify, hold harmless and defend Landlord from any and all loss, cost, liability, damage or expense incurred by Landlord, including attorneys' fees, in connection with the litigation, unless a final non-appealable judgment is rendered against Landlord in such litigation.

                   ARTICLE XVII - SUBORDINATION AND ATTORNMENT
                   -------------------------------------------

         17.01 SUBORDINATION. This Lease, and the rights of Tenant hereunder, are and shall be subject and subordinate to the interests of (i) all present and future ground leases and master leases of all or any part of the Building, (ii) present and future mortgages and deeds of trust encumbering all or any part of the Building or the underlying real estate; (iii) all past and future advances made under any such mortgages or deeds of trust; and (iv) all renewals, modifications, replacements and extensions of any such ground leases, master leases, mortgages and deeds of trust; provided, however, that any lessor under any such ground lease or master Lease or any mortgagee or beneficiary under any such mortgage of deed of trust (any such lessor, mortgagee or beneficiary is hereinafter referred to as a "Mortgagee") shall have the right to elect, by written notice given to Tenant, to have this Lease made superior in whole or in part to any such ground lease, master lease, mortgage or deed of trust (or subject and subordinate to such ground Lease, master lease, mortgage or deed of trust but superior to any junior mortgage or junior deed of trust). Upon demand, Tenant shall execute, acknowledge and deliver any instruments reasonably requested by Landlord or any such Mortgagee to effect the purposes of this
Section 17.01. Such instruments may contain, among other things, provisions to the effect that such

Mortgagee (hereafter, for the purposes of this Section 17.01, a "Successor Landlord") shall (i) not be liable for any act or omission of Landlord or its predecessors, if any, prior to the date of such Successor Landlord's succession to Landlord's interest under this Lease; (ii) not be subject to any offsets or defenses which Tenant might have been able to assert against Landlord or its predecessors, if any, prior to the date of such Successor Landlord's succession to Landlord's interest under this Lease: (iii) not be liable for the return of any security deposit under the Lease unless the same shall have actually been deposited with such Successor Landlord; and (iv) be entitled to receive notice of any Landlord default under this Lease plus a reasonable opportunity to cure such default prior to Tenant having any right or ability to terminate this Lease as a result of such Landlord default; (v) not be bound by any rent or additional rent which Tenant might have paid for more than the current month to Landlord;
(vi) not be bound by any amendment or modification of the Lease or any cancellation or surrender of the same made without Successor Landlord's prior written consent; (vii) not be bound by any obligation to make any payment to Tenant which was required to be made prior to the time such Successor Landlord succeeded to Landlord's interest and (viii) not be bound by any obligation under the Lease to perform any work or to make any improvements to the demised Premises. Any obligations of any Successor Landlord under its respective lease shall be non-recourse as to any assets of such Successor Landlord other than its interest in the Premises and the Building.

         17.01 Deleted.

         17.03 MORTGAGE AND GROUND LESSOR PROTECTION. Tenant agrees to give any Mortgagee, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of Assignment of Rents and Leases, or otherwise) of the address of such Mortgagee (hereafter the "Notified Party"). Tenant further agrees that if Landlord shall have failed to cure such default within twenty (20) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such twenty (20) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the Notified Party shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if the Notified Party has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default and does so within ninety (90) days). Until the time allowed, as aforesaid, for the Notified Party to cure such default has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of Landlord's default.

                         ARTICLE XVIII - QUIET ENJOYMENT
                         -------------------------------

         18.01 Provided that Tenant performs all of its obligations hereunder, Tenant shall have and peaceably enjoy the Premises during the Lease Term free of claims by or through Landlord, subject to all of the terms and conditions contained in this Lease.

                              ARTICLE XIX - PARKING
                              ---------------------

         19.01 Tenant, its employees and invitees, are hereby granted the non-exclusive privilege to use parking spaces adjacent to the demised premises on the upper parking level (approx. 74 stalls). Tenant shall abide by all reasonable rules and regulations regarding the use of the parking area as may now exist or as may hereinafter be promulgated by Landlord. Landlord reserves the right to modify, restripe and otherwise change the location of drives, parking spaces and parking area in the "Building" provided at least 74 parking stalls shall at all times be available on a non-exclusive basis to Tenant. Landlord may, but shall have no obligation to, designate certain parking spaces for trucks, handicapped persons or designated tenants as Landlord, in its sole discretion, may deem necessary for the professional and efficient operation of the parking area and the Building or the Project, if applicable. Landlord shall have the right to reasonably restrict the number and location of truck/tractor trailers for the overall benefit of all tenants, it being agreed by Tenant that it is not the intent of this Lease to provide unrestricted parking for truck/tractor trailers. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of parking facilities. Tenant will reimburse Landlord upon demand for any damage caused to the parking surfaces or facilities caused by Tenant's or any of its employees', agents' or invitees' trucks/tractor trailers or any other vehicles. Landlord reserves the right in its absolute discretion to determine whether parking facilities are becoming crowded and, in such event, to allocate parking spaces among Tenant and other tenants. At no time shall the parking of any vehicle be permitted in the fire lanes or handicapped parking areas servicing the Building or the Project, if applicable.

                      ARTICLE XX - RULES AND REGULATIONS
                      -----------------------------------

         20.01 The Rules and Regulations attached hereto as Exhibit F are hereby incorporated by reference herein and made a part hereof. Tenant shall abide by, and faithfully observe and comply with the Rules and Regulations and any reasonable and non-discriminatory amendments, modifications and/or additions thereto as may hereafter be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order and/or cleanliness of the Premises, the Building and/or the Project, if applicable. Landlord shall not be liable to Tenant for any violation of such rules and regulations by any other tenant or occupant of the Building or the Project, if applicable.

                       ARTICLE XXI - ESTOPPEL CERTIFICATES
                       -----------------------------------

         21.01 Tenant agrees at any time and from time to time but no more frequently than three times per year and upon not less than ten (10) business days' prior written notice from Landlord to execute, acknowledge and deliver to Landlord a statement in writing addressed and certifying to Landlord, to any current or prospective Mortgagee or any assignee thereof, prospective purchaser of the land, improvements or both comprising the Building and to any other party designated by Landlord, that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications); that Tenant has accepted possession of the Premises, which are acceptable in all respects (or indicating any claimed defects) and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; that Tenant is in full occupancy of the Premises; that no rent has been paid more than thirty (30) days in advance; that the first month's Base Rent has been paid; that Tenant is entitled to no free Rent or other concessions except as stated in this Lease; that Tenant has not been notified of any previous assignment of Landlord's or any predecessor landlord's interest under this Lease; the dates to which Base Rent, additional rental and other charges have been paid; that Tenant, as of the date of such certificate, has no charge, lien or claim of setoff under this Lease or otherwise against Base Rent, additional rental or other charges due or to become due under this Lease; that Landlord is not in default in performance of any covenant, agreement or condition contained in this Lease; or any other matter relating to this Lease or the Premises or, if so, specifying each such default. If there is a Guaranty under this Lease, said Guarantor shall confirm the validity of the Guaranty by joining in the execution of the Estoppel Certificate or other documents so requested by Landlord or Mortgagee. In addition, in the event that such certificate is being given to any Mortgagee, such statement may contain certifications of such other matters, and any other provisions, customarily required by such Mortgagee including, without limitation, an agreement on the part of Tenant to furnish to such Mortgagee, written notice of any Landlord default and a reasonable opportunity for such Mortgagee to cure such default prior to Tenant being able to terminate this Lease. Any such statement delivered pursuant to this Section may be relied upon by Landlord or any Mortgagee, or prospective purchaser to whom it is addressed and such statement, if required by its addressee, may so specifically state. If Tenant does not execute, acknowledge and deliver to Landlord the statement as and when required herein, Landlord is hereby granted an irrevocable power-of-attorney, coupled with an interest, to execute such statement on Tenant's behalf, which statement shall be binding on Tenant to the same extent as if executed by Tenant (and such grant shall not be in limitation of Landlord's other remedies for such failure by Tenant).

                        ARTICLE XXII - ENTRY BY LANDLORD
                        --------------------------------

         22.01 Landlord may enter the Premises at all reasonable times to: inspect the same; exhibit the same to prospective purchasers, Mortgagees or tenants; determine whether Tenant is complying with all of its obligations under this Lease; supply janitorial and other services to be provided by Landlord to Tenant under this Lease;

post notices of non-responsibility and make repairs or improvements in or to the Building or the Premises; provided, however, that all such work and any such entry shall be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible. Tenant hereby waives any claim for damages for any injury or inconvenience to, or interference with, Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry provided the same is accomplished without unreasonably interfering with Tenant's business. As provided for in clause (xiii) of Section 27.19 of this Lease, Landlord shall at all times have the right, but not the obligation, to obtain from Tenant and retain a key with which to unlock all of the doors in, on or about the Premises (excluding Tenant's vaults, safes and similar areas designated by Tenant in writing in advance), and Landlord shall have the right to use any and all means by which Landlord may deem proper to open such doors to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any such means, or otherwise, shall not under any circumstances be deemed or construed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from any part of the Premises provided the same is accomplished without unreasonably interfering with Tenant's business. Such entry by Landlord shall not act as a termination of this Lease. If Landlord shall be required to obtain entry by means other than a key provided by Tenant, the cost of such entry shall be payable by Tenant to Landlord as additional rent.

                                  ARTICLE XXIII
                                  -------------

                   LANDLORD'S LEASE UNDERTAKINGS - EXCULPATION
                   -------------------------------------------
                            FROM PERSONAL LIABILITY;
                            ------------------------
                         TRANSFER OF LANDLORD'S INTEREST
                         -------------------------------

         23.01 LANDLORD'S LEASE UNDERTAKINGS. Notwithstanding anything to the contrary contained in this Lease or in any exhibits, Riders or addenda hereto attached (collectively the "Lease Documents"), it is expressly understood and agreed by and between the parties hereto that: (a) the recourse of Tenant or its successors or assigns against Landlord with respect to the alleged breach by or on the part of Landlord of any representation, warranty, covenant, undertaking or agreement contained in any of the Lease Documents or otherwise arising out of this transaction or Tenant's use of the Premises or the Building or the Project, if applicable (collectively, "Landlord's Lease Undertakings") shall extend only to Landlord's interest in the real estate of which the Building and Premises demised under the Lease Documents are a part ("Landlord's Real Estate"), and not to any other assets of Landlord or of its constituent partners; and (b) except to the extent of Landlord's interest in Landlord's Real Estate, no personal liability or personal responsibility of any sort with respect to any of Landlord's Lease Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Landlord, Bren Associates LLC or CB Commercial Real Estate Group Inc., or against any of their respective directors, officers, shareholders, employees, agents, constituent partners, beneficiaries, trustees or representatives. This Section shall not be interpreted to restrict Tenant from maintaining an action for injunctive relief or other equitable remedies.

         23.02 TRANSFER OF LANDLORD'S INTEREST. In the event of any transfer of Landlord's interest in the Building, Landlord shall be automatically freed and relieved from all applicable liability with respect to performance of any covenant or obligation on the part of Landlord after the date of such transfer, provided any deposits or advance rents held by Landlord are turned over to the grantee and said grantee expressly assumes, subject to the limitations of this
Section 23, all the terms, covenants and conditions of this Lease to be performed on the part of Landlord, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to all the provisions of this Section 23, be binding on Landlord, its successors and assigns, only during their respective successive periods of ownership.

                   ARTICLE XXIV - SURRENDER; HOLDOVER TENANCY
                   ------------------------------------------

         24.01 CONDITION OR PREMISES AND REMOVAL OF PROPERTY. At the expiration or earlier termination of this Lease or Tenant's right to possession of the Premises, Tenant shall: (a) surrender possession of the Premises in broom-clean condition and good repair, free of debris, and otherwise in the condition required under Section 8.02, ordinary wear and tear excepted, (b) ensure that all signs, movable trade fixtures and personal property (except items originally provided by Landlord) have been removed from the Premises as required under
Section 9.04 hereof (subject to Article XXIX hereof), (c) ensure that all Alterations required to be removed from the Premises pursuant to Section 9.04 have been removed from the Premises, (d) ensure that any damage caused by such removal has been repaired in a good and workmanlike manner as required under
Section 9.04 hereof (and Landlord may deny permission to remove items where such removal may damage the structural integrity of the Building), and (c) ensure that all actions required under the Rules and Regulations set forth in Exhibit F to this Lease have been taken. Tenant understands that "ordinary wear and tear" does not mean Tenant shall be relieved of performing its obligations under this Lease relating to maintenance, repairs and replacements as provided for in the Lease. The cost and expense of any repairs necessary to restore the condition of the Premises shall be borne by Tenant, and if Landlord undertakes to restore the Premises, it shall have a right of reimbursement against Tenant.

         24.02 ABANDONED PROPERTY. If Tenant shall fail to perform any repairs or restoration, or fail to remove any items from the Premises as required hereunder, Landlord may do so at Tenant's expense as provided in Sections 9.04 and 15.04 hereof and Tenant shall pay Landlord' reasonable charges therefor upon demand. All property removed from the Premises by Landlord hereunder may be handled, discarded or stored by Landlord at Tenant's expense, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. All such property shall at Landlord's option be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord. If Landlord arranges for storage of any such property, Landlord shall have a lien against such property for costs incurred in removing and storing the same.

         24.03 HOLDOVER TENANCY. If Tenant holds possession of the Premises after the expiration or termination of the Lease Term, by lapse of time or otherwise, Tenant shall become a tenant on a month to month upon all of the terms contained herein, except as to Lease Term and Rent. During such holdover period, Tenant shall pay to Landlord a monthly rental equivalent to one hundred fifty percent (150%) of the Rent payable by Tenant to Landlord with respect to the last month of the Lease Term. The monthly rent payable for such holdover period shall in no event be construed as a penalty or as liquidated damages for such retention of possession. Without limiting the foregoing, Tenant hereby agrees to indemnify, defend and hold harmless Landlord, its beneficiary, and their respective agents, contractors and employees, from and against any and all claims, liabilities, actions, losses, damages (including without limitation, direct, indirect, incidental and consequential) and expenses (including, without limitation, court costs and reasonable attorneys' fees) asserted against or sustained by any such party and arising from or by reason of such retention of possession, which obligations shall survive the expiration or termination of the Lease Term.

                              ARTICLE XXV - NOTICES
                              ---------------------

         25.01 All notices which Landlord or Tenant may be required, or may desire, to serve on the other may be served, as an alternative to personal service, by mailing the same by registered or certified mail, postage prepaid, or may be sent by overnight courier, addressed to the Landlord at the address for Landlord set forth in Section 1.11 above and to Tenant at the address for Tenant set forth in Section 1.12 above, or, from and after the Commencement Date, to the Tenant at the Premises whether or not Tenant has departed from, abandoned or vacated the Premises, or addressed to such other address or addresses as either Landlord or Tenant may from time to time designate to the other in writing. Any notice shall be deemed to have been given and served when delivered personally or otherwise two business days after the time the same was posted, except that any notice given by overnight courier shall be deemed given on the first business day following the date such notice is delivered by such courier provided such courier verifies delivery thereof.

                             ARTICLE XXVI - BROKERS
                             ----------------------

         26.01 The parties recognize as the Broker(s) who procured this Lease the firm(s) specified in Section 1.13 and agree that Landlord shall be solely responsible for the payment of any brokerage commissions to said Broker(s), and that Tenant shall have no responsibility therefor unless written provision to the contrary has been made a part of this Lease. If Tenant has dealt with any other person or real estate broker in respect to leasing, subleasing or renting space in the Building or the Project, if applicable, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall protect, indemnify, hold harmless and defend Landlord from any liability in respect thereto.

                ARTICLE XXVII - COMMUNICATIONS AND COMPUTER LINES
                -------------------------------------------------

         27.01 Tenant may, in a manner consistent with the provisions and requirements of this Lease, install, maintain, replace, remove or use any communications or computer wires, cables and related devices (collectively the "Lines") at the Building in or serving the Premises; provided: (a) Tenant shall obtain Landlord's prior written consent, which consent may reasonably be conditioned as required by Landlord, (b) if Tenant at any time uses any equipment that may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, the Lines therefor (including riser cables) shall be appropriately insulated to prevent such excessive electromagnetic fields or radiation, and (c) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines which are installed in violation of these provisions.

         Landlord may (but shall not have the obligation to): (i) install new Lines at the property, and (ii) create additional space for Lines at the property, and adopt reasonable and uniform rules and regulations with respect to the Lines.

         Notwithstanding anything to the contrary contained in Article IX, Landlord reserves the right to require that Tenant remove any or all Lines installed by or for Tenant within or serving the Premises upon termination of this Lease. Tenant shall not, without the prior written consent of Landlord in each instance, grant to any third party a security interest or lien in or on the Lines, and any such security interest or lien granted without Landlord's written consent shall be null and void. Except to the extent arising from the intentional or negligent acts of Landlord or Landlord's agents or employees. Landlord shall have no liability for damages arising from, and Landlord does not warrant that the Tenant's use of any Lines will be free from the following (collectively called "Line Problems"): (x) any eavesdropping or wire-tapping by unauthorized parties, (y) any failure of any Lines to satisfy Tenant's requirements, or (z) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, replacement, use or removal of Lines by or for other tenants or occupants at the property. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant's obligations under this Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems.

                         ARTICLE XXVIII - MISCELLANEOUS
                         ------------------------------

         28.01 ENTIRE AGREEMENT. This Lease contains all of the agreements and understandings relating to the leasing of the Premises and the obligations of Landlord and Tenant in connection with such leasing. Landlord has not made, and Tenant is not relying upon, any warranties, or representations, promises or statements made by Landlord or any agent of Landlord, except as expressly set forth herein. This Lease supersedes any and all prior agreements and understandings between Landlord and Tenant and alone expresses the agreement of the parties.

         28.02 AMENDMENTS. This Lease shall not be amended, changed or modified in any way unless in writing executed by Landlord and Tenant. Landlord shall not have waived or released any of its rights hereunder unless in writing and executed by the Landlord.

         28.03 SUCCESSORS. Except as expressly provided herein, this Lease and the obligations of Landlord and Tenant contained herein shall bind and benefit the successors and assigns of the parties hereto.

         28.04 FORCE MAJEURE. Landlord shall incur no liability to Tenant with respect to, and shall not be responsible for any failure to perform, any of Landlord's obligations hereunder if such failure is caused by any reason beyond the control of Landlord including, but not limited to strike, labor trouble, governmental rule, regulations, ordinance, statute or interpretation, fire, earthquake, civil commotion, or failure or disruption of utility services. The amount of time for Landlord to perform any of Landlord's obligations shall be extended by the amount of time Landlord is delayed in performing such obligation by reason of any force majeure occurrence whether similar to or different from the foregoing types of occurrences.

         28.05 SURVIVAL OR OBLIGATIONS. Any obligations of Landlord or Tenant accruing prior to the expiration of the Lease shall survive the expiration or earlier termination of the Lease, and Tenant shall promptly perform all such obligations whether or not this Lease has expired or been terminated.

         28.06 LIGHT AND AIR. No diminution or shutting off of any light, air or view by any structure now or hereafter erected by parties other than Landlord shall in any manner affect this Lease or the obligations of Tenant hereunder, or increase any of the obligations of Landlord hereunder.

         28.07 GOVERNING LAW. This Lease shall be governed by, and construed in accordance with, the laws of the State of Minnesota.

         28.08 SEVERABILITY. In the event any provision of this Lease is found to be unenforceable, the remainder of this Lease shall not be affected, and any provision found to be invalid shall be enforceable to the extent permitted by law. The parties agree that in the event two different interpretations may be given to any provision hereunder, one of which will render the provision unenforceable, and one of which will render the provision enforceable, the interpretation rendering the provision enforceable shall be adopted.

         28.09 CAPTIONS. All captions, headings, titles, numerical references and computer highlighting are for convenience only and shall have no effect on the interpretation of this Lease.

         28.10 INTERPRETATION. Tenant acknowledges that it has read and reviewed this Lease and that it has had the opportunity to confer with counsel in the negotiation of this Lease. Accordingly, this Lease shall be construed neither for nor against Landlord or Tenant, but shall be given a fair and reasonable interpretation in accordance with the meaning of its terms and the intent of the parties.

         28.11 INDEPENDENT COVENANTS. Each covenant, agreement, obligation or other provision of this Lease to be performed by Tenant are separate and independent covenants of Tenant, and not dependent on any other provision of the Lease.

         28.12 NUMBER AND GENDER. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include the appropriate number and gender, as the context may require.

         28.13 TIME IS OF THE ESSENCE. Time is of the essence of this Lease and the performance of all obligations hereunder.

         28.14 JOINT AND SEVERAL LIABILITY. If Tenant comprises more than one person or entity, or if this Lease is guaranteed by any party, all such persons shall be jointly and severally liable for payment of rents and the performance of Tenant's obligations hereunder.

         28.15 EXHIBITS AND SCHEDULES. Exhibits A (Outline of Premises), B (Work Letter Agreement), C (Suite Acceptance Letter), D (Tenant Operations Inquiry), E (List of Additional Insureds), F (Rules and Regulations) and G (Guaranty), and
Schedule I to Exhibit D (List of Permissible Hazardous Materials and Quantities) are incorporated into this Lease by reference and made a part hereof.

         28.16 OFFER TO LEASE. The submission of this Lease to Tenant or its broker or other agent, does not constitute an offer to Tenant to lease the Premises. This Lease shall have no force and effect until (a) it is executed and delivered by Tenant to Landlord and (b) it is executed by Landlord.

         28.17 WAIVER; NO COUNTERCLAIM; CHOICE OR LAWS. To the extent permitted by applicable law, Tenant hereby waives the right to a jury trial in any action or proceeding regarding this Lease and the tenancy created by this Lease. It is mutually agreed that in the event Landlord commences an unlawful detainer action, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding. In addition, Tenant hereby submits to local jurisdiction in the State of Minnesota and agrees that any action by Tenant against Landlord shall be instituted in the State of Minnesota and that Landlord shall have personal jurisdiction over Tenant for any action brought by Landlord against Tenant in the State of Minnesota. To the extent permitted by applicable law, Tenant hereby waives any and all rights of redemption granted by any present or future laws.

         28.18 ELECTRICAL SERVICE TO THE PREMISES. Anything set forth in Section
7.01 or elsewhere in this Lease to the contrary notwithstanding, electricity to the Premises shall not be furnished by Landlord, but shall be furnished by the approved electric utility company serving the Building. Landlord shall permit Tenant to receive such service directly from such utility company at Tenant's cost (except as otherwise provided herein) and shall permit Landlord's wire and conduits, to the extent available, suitable and safely capable, to be used for such purposes.

         28.19 RIGHTS RESERVED BY LANDLORD. Landlord reserves the following rights exercisable without notice (except as otherwise expressly provided to the contrary in this Lease) and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for set-off or abatement of Rent: (i) to change the name of the Building; (ii) to install, affix and maintain all signs on the exterior and/or interior of the Building, (iii) to designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises; (iv) to change the arrangement of entrances, doors, corridors, elevators and/or stairs in the Building, provided no such change shall materially adversely affect access to the Premises; (v) to grant any party the exclusive right to conduct any business or render any service in the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purposes permitted under this Lease; (vi) to prohibit the placement of vending or dispensing machines of any kind in or about the Premises other than for use by Tenant's employees; (vii) to prohibit the placement of video or other electronic games in the Premises; (viii) to have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises according to the rules of the United States Post Office; (ix) to close the Building after normal business hours, except that Tenant and its employees and invitees shall be entitled to admission at all times under such rules and regulations as Landlord prescribes for security purposes; (x) to install, operate and maintain security systems which monitor, by close circuit television or otherwise, all persons entering or leaving the Building; (xi) to install and maintain pipes, ducts, conduits, wires and structural elements located in the Premises which serve other parts or other tenants of the

Building provided such installation does not interfere with Tenant's use of the Premises; and (xii) to retain at all times master keys or pass keys to the Premises.

         28.20 TENANT OPERATIONS INQUIRY. As a material inducement to Landlord to enter into this Lease (i) Tenant has completed Exhibit D hereto, and (ii) Tenant represents and warrants to Landlord that Exhibit D is true and correct in all material respects and is not misleading in any material respect.

                        ARTICLE XXIX - FLOOR LOAD LIMITS
                        --------------------------------

         29.01 FLOOR LOAD LIMITS. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment in the Building. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance to occupants of the Building, the Project, if applicable, or any adjacent property.

         IN WITNESS WHEREOF, the parties hereto have executed this lease as of the date first above written.

TENANT:                                      LANDLORD:

APERTUS TECHNOLOGIES                         BREN ASSOCIATES LLC
  INCORPORATED                               a Minnesota Limited Liability
  a Minnesota Corporation                                   Company


By:_____________________                     By:________________________
        Its:_____________________                    Its:_______________________

                                    EXHIBIT A

                        FLOOR PLAN OR LAYOUT OR PREMISES

                         (Approximately 23,803 Sq. Ft.)
                             (Office 23,803 Sq. Ft.)
                           (Warehouse _______ Sq. Ft.)


TENANT:  APERTUS TECHNOLOGIES INCORPORATED

                                    EXHIBIT B

                              WORK LETTER AGREEMENT
                              ---------------------
                         (Tenant Improvement Allowance)

Tenant: Apertus Technologies Incorporated

Landlord shall provide the Tenant up to $119,015 in reimbursements for improvements made to the "Premises" upon the satisfaction of all of the following terms and conditions:

1. Tenant shall have submitted for Landlord's prior written approval, detailed architectural and necessary engineering plans and specifications covering the work. Landlord must approve said plan prior to commencement of any work, such approval not to be unreasonably withheld or delayed. All plans and work shall comply with current municipal, state and federal building codes.

2. Tenant must submit names and addresses of all contractors and subcontractors. Landlord must approve all contractors and subcontractors before they commence any work, such approval not to be unreasonably withheld or delayed.

3. All contractors and subcontractors performing work to the "premises" shall be licensed and insured and will provide evidence of such insurance listing Landlord as additional insured prior to the commencement of any work.

4. After completion of work, Tenant shall provide Landlord with Lien Waivers from all contractors (and subcontractors if applicable) that have performed work on the "premises".

5. Tenant shall provide Landlord with copies of paid receipts from all contractors and subcontractors that have performed work.

6. Tenant shall be entitled to receive such improvement allowance during the entire initial Term of this Lease, and such allowance shall be payable in whole or in part as Tenant completes improvement work.

7. Tenant shall be entitled to maintain an exterior sign designed by Tenant and identifying Tenant's business in the location indicated on page 2 of this Exhibit B, subject to Landlord's reasonable approval and compliance with governmental regulations.

It is expressly understood that all contractors and subcontractors shall take steps to minimize any disruptions to neighboring Tenants and that all construction activities shall conform with the reasonable expectations of the occupants of a fully or substantially lease, first-class office facility.

TENANT:                             LANDLORD:

APERTUS TECHNOLOGIES                BREN ASSOCIATES LLC
  INCORPORATED, A MINNESOTA           A MINNESOTA LIMITED LIABILITY
  CORPORATION                         COMPANY


By:______________________           By:________________________

Its:_______________________         Its:_________________________

Date:_____________________          Date:_______________________

                                    EXHIBIT C

                           SUITE ACCEPTANCE AGREEMENT

Building Name/Address:  10729 Bren Road East
                      ----------------------------------------------------------

Tenant Name: APERTUS TECHNOLOGIES INCORPORATED
            --------------------------------------------------------------------

Tenant Code:_____________________             Suite #:______________

Management's Tenant Contact:_________         Phone #:______________

Gentlemen:

As a representative of the above referenced tenant, I/we have physically inspected the suite noted above and its improvements with _________________ ____, a representative of ___________________.

Lease Commencement Date:___________          Occupancy Date: ________________

Lease Rent Start Date *:______________       Actual Rent Start *: ____________

Lease Expiration Date:_______________        Actual Expiration Date __________

Date Keys Delivered:__________________

Items requiring attention:______________________________________________________




* If these dates are not the same, attach documentation.

NOTE:  This inspection is to be made prior to tenant move-in.

Very truly yours,                            Distribution
                                             ------------

____________________                Tenant
By:__________________               Tenant Lease File
Its:__________________              Leasing Manager:
                                             CB RICHARD ELLIS, INC.
Date:_________________              Steve Lysen

                                    EXHIBIT D

                                Tenant Operations
                                  Inquiry Form

                             SCHEDULE I TO EXHIBIT D

                               List or Permissible
                       Hazardous Materials and Quantities

                                    EXHIBIT E

                               ADDITIONAL INSUREDS

Additional insureds pursuant to the requirements outlined in Article X of the
Lease:

         BREN ROAD ASSOCIATES LLC and CB COMMERCIAL REAL ESTATE GROUP, INC.



and their respective partners, agents and employees.



The Insurance Certificate should be sent to:

                  CB COMMERCIAL REAL ESTATE GROUP, INC.
                  11455 Viking Drive
                  Suite 300
                  Eden Prairie, MN 55344
                  Attn:  Property Manager, Gary Lidstone

                                    EXHIBIT F

                              RULES AND REGULATIONS

         0.0.1 No storage outside the Premises of any material, pallets, disabled vehicles, showcases or other items will be permitted, including but not limited to trash, except in containers approved by Landlord. Tenant, its officers, agents, servants and employees shall not allow anything to remain in any common area passageway, hallway, stairway, sidewalk, court, corridor, ramp, entrance, exit, loading area, or other area outside the Premises, or permit such areas to be used at any time except for ingress or egress of Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees. Common utility closets, telephone closets, and other such closets, rooms and areas shall be used only for the purposes and in the manner designated by Landlord, and may not be used by Tenant, or its contractors, agents, employees, or other parties without Landlord's prior written consent.

         0.0.2 The movement of furniture, equipment, machines, merchandise or materials within, into or out of the Premises or the Building not in the ordinary course of Tenant's business as permitted herein, shall be restricted to time, method and routing of movement as determined by Landlord upon request from Tenant and Tenant shall assume all liability and risk to property, the Premises, the Building and, if applicable, the Project in such movement. The movement of furniture, equipment, machines, merchandise or materials within, into or out of the Premises in the ordinary course of Tenant's permitted business shall also be at Tenant's sole risk and responsibility and shall be conducted in such a fashion as not to cause damage or injury to the Premises or the Building or to disturb other occupants thereof. Tenant shall not move furniture, machines, equipment, merchandise or materials within, into or out of the Premises or the Building not in the ordinary course of Tenant's permitted business without having first obtained a written permit from Landlord twenty-four (24) hours in advance. Safes and other heavy fixtures, equipment or machines intended to be kept permanently in the Premises shall be moved into the Premises or the Building only with Landlord's written consent and placed where directed by Landlord.

         0.0.3 Landlord will not be responsible for lost or stolen personal property, equipment, money or any article taken from Premises, regardless of how or when loss occurs.

         0.0.4 Tenant, its officers, agents, servants and employees shall not install or operate any refrigerating or HVAC apparatus or carry on any mechanical operation without written permission of Landlord. Tenant shall give Landlord prompt notice of all damage to or defects in HVAC equipment, plumbing, electric facilities or any part of appurtenance of the Premises.

         0.0.5 Tenant, its officers, agents, servants or employees shall not use the Premises for housing, lodging or sleeping purposes or for the cooking or preparation of food (other than microwave ovens) without written permission of Landlord.

         0.0.6 Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees shall not bring into the Premises or keep on Premises any fish, fowl, reptile, insect or animal without the prior written consent of the Landlord.

         0.0.7 No locks shall be placed on any door in the Building without the prior written consent of Landlord. Landlord will furnish two keys to each lock on doors in the Premises and Landlord, upon request of Tenant, shall provide additional duplicate keys at Tenant's expense. Tenant, its officers, agents, servants and employees shall, before leaving the Premises unattended, close and lock all doors and shut off all lights, business equipment and machinery. Damage resulting from failure to do so shall be paid by Tenant.

         0.0.8 If Tenant desires signal, communication, alarm or other utility or service connection installed or changed, such work shall only be done at expense of Tenant, with the written approval and under the direction of Landlord. Tenant, without the prior written consent of Landlord, shall not lay linoleum or other similar floor covering within the Premises. Tenant shall not install any antenna, satellite dish or aerial wires, radio or television equipment or any other type of equipment inside or outside of the Building, without Landlord's prior approval in writing. No showcases, awnings or other articles or projections shall be affixed to any part of the exterior of the Building, without the prior written consent of Landlord.

         0.0.9 Tenant, its officers, agents, servants and employees shall not permit the operation of any musical or sound-producing instruments or device which may be heard outside the Premises, or which may emanate electrical waves or x-rays or other emissions which will be hazardous to health, well-being or condition of persons or property.

         0.0.10 All plate and other glass now in the Premises or Building which is broken through cause attributable to Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees shall be replaced by and at expense of Tenant under the direction of Landlord.

         0.0.11 The plumbing facilities (including, without limitation, toilet rooms, urinals, wash bowls, drains and sewers) shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from a violation of this provision shall be borne by Tenant, who shall, or whose officers, employees, agents, servants, patrons, customers, licensees, visitors or invitees shall, have caused it. Landlord shall not be responsible for any damage due to stoppage, backup or overflow of the drains or other plumbing fixtures.

         0.0.12 All contractors and/or technicians performing work for Tenant within the Premises, Building or Project shall be referred to Landlord for written approval before performing such work. This shall apply to all work including, but not limited to, installation of telephones, telegraph equipment, electrical devices and attachments, and all installations affecting floors, walls, windows, doors, ceilings, equipment or any other physical feature of the Building, the Premises or the Project. None of this work shall be done by Tenant without Landlord's prior written approval.

         0.0.13 Neither Tenant nor any officer, agent employee, servant, patron, customer, visitor, licensee or invitee of any Tenant shall go upon the roof of the Building, without the written consent of the Landlord.

         0.0.14 Canvasing, soliciting, distribution of hand-bills or any other written material peddling in the Building or the Project are prohibited, and Tenant shall cooperate to prevent the same. Tenant shall not advertise the business, profession or activities of Tenant in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining thereto, use the name of the Building for any purpose other than that of the business address of Tenant or use any picture or likeness of the Building or the Project name in any letterheads, envelopes, circulars, notices, advertisements, containers or wrapping material without Landlord's express consent in writing.

         0.0.15 Tenant shall not conduct its business and/or control its officers, agents, employees, servants, patrons, customers, licensees and visitors in such a manner as to commit waste or suffer or permit waste to be committed in Premises. Tenant shall not do or permit anything in or about the Premises that is immoral, obscene, pornographic, disreputable or dangerous to life, limb or property, or do any act tending to injure the reputation of the Project. No activity creating dust or fumes that may be hazardous shall be performed in the Premises except in an environment controlled by air-handling equipment properly and lawfully designed and utilized, which shall be maintained and operated at all times to prevent hazardous accumulations of pollutants in the atmosphere within the Premises or Project.

         0.0.16 Tenant shall not install in the Premises any equipment which uses a substantial amount of electricity without the advance written consent of the Landlord. The Tenant shall ascertain from the Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electric wiring in the Building and the Premises and the needs of other tenants in the Building and the Project and shall not use more than such safe capacity. The Landlord's consent to the installation of electric equipment shall not relieve the Tenant from the obligation not to use more electricity than such safe capacity.

         0.0.17 Tenant shall not use, or permit any other party to use, the Premises for any distress, fire, bankruptcy, close-out, "lost our lease" or going-out-of-business sale or auction. Tenant shall not display any signs advertising the foregoing anywhere in or about the Premises. This prohibition shall also apply to Tenant's creditors.

         0.0.18 Tenant agrees to park in only those parking stalls designated as tenant parking. Tenant shall hold Landlord harmless for the removal and charges related thereto when Tenant, or its employees, park in spaces designated as reserved parking (other than reserved for Tenant), visitor parking, handicapped parking, or red or yellow curb areas.

         0.0.19 Tenant shall not maintain armed security in or about the Premises nor possess any weapons, explosives, combustibles or other hazardous devices in or about the Building and/or Premises.

         0.0.20 All of Tenant's signs shall: (i) be professionally designed, prepared and installed, (ii) not advertise any product, (iii) comply with any sign criteria developed by Landlord from time to time, and (iv) be subject to all Applicable Laws and any covenants, conditions and restrictions applicable to the Project or Building. Tenant shall maintain all signs hereunder in good repair and sightly first class condition. Tenant shall not use strobe or flashing lights in or on the Premises or in any signs therefor.

         0.0.21 Tenant shall conduct its labor relations and relations with employees so as to avoid strikes, picketing, and boycotts of, on or about the Premises or Project. If any employees strike, or if picket lines or boycotts or other visible activities objectionable to Landlord are established, conducted or carried out against Tenant, other occupants of the Premises or their employees, agents, transferees or contractors in or about the Premises or Project, Tenant shall immediately close the Premises and remove or cause to be removed all such occupants, employees, agents, transferees and contractors, as may be permitted by law, until the dispute has been settled.

         0.0.22 Upon expiration or earlier termination or this Lease, in addition to the requirements under Article 24 of this Lease, Tenant shall ensure that:

         a.       All interior and exterior lights and bulbs are operational.

         b.       All exhaust, ceiling and overhead fans are operational.

         c. Warehouse floor areas are broom swept and clean of all trash and materials.

         d. Warehouse floor areas are cleaned of oils, fluids and other foreign materials.

         e. All electrical, plumbing and other utilities which are terminated are disconnected, capped and/or terminated according to applicable building codes and all other governmental requirements.

         f. All electrical and telecommunications conduit and wiring installed by or for Tenant specifically for Tenant's equipment is removed to the originating panel if Landlord so requires.

         g. Overhead interior and exterior doors are operational and in good condition.

         h. Any bolts secured to the floor are cut off flush and scaled with epoxy.

         i. Warehouse fencing or partitions are removed if Landlord so requires.

         j.       All furniture, trash and debris are removed.

                                    ADDENDUM
                                       TO
                                INDUSTRIAL LEASE

         THIS ADDENDUM TO INDUSTRIAL LEASE ("ADDENDUM") is made as of June 23, 1998 between BREN ASSOCIATES LLC, a Minnesota limited liability company ("LANDLORD") and APERTUS TECHNOLOGIES INCORPORATED, a Minnesota corporation ("TENANT"), in amendment to and modification of that certain Industrial Lease of even date herewith (the "BASE LEASE") between Landlord and Tenant.

         NOW THEREFORE, Landlord and Tenant hereby agree as follows:

         1. INTERPRETATION OF ADDENDUM. The Base Lease, as amended by this Addendum, is the "Lease". To the extent of any inconsistency or conflict between the terms of the Base Lease and the terms of this Addendum, the terms of this Addendum shall control. Except as expressly defined otherwise in this Addendum, all initially capitalized terms in this Addendum shall have the meanings given them in the Base Lease.

         2. OPTION TO EXTEND. Tenant, if not in default of any terms or conditions of the Lease, shall have one option to extend the Term of the Lease for a period of five years commencing immediately upon the expiration of the initial Term, by giving Landlord written notice of its intent to extend this Lease at least six months before the expiration of the initial Term. If Tenant fails to so notify Landlord of its intent to exercise this option by at least six months prior to the scheduled expiration of the initial Tenn, this option shall become null and void. The rental rates for the extension period shall be based upon the then-current Base Rent for similar space; however, in no event shall the rental rate be less than Tenant paid in the previous rental period. With the exception of the modification of Base Rent as provided in the preceding sentence, the extension of the Term under this Section 2 shall be upon all terms and conditions of the Lease, including, without limitation, Tenant's obligation to pay Tenant's Percentage Share of Operating Expenses, Property Taxes and Insurance Expenses.

         3. AMENDMENTS TO BASE LEASE. The following provisions of the Base Lease are hereby amended as follows:

                  a. The following is hereby added at the end of Section 1.08:

                  "In determining Tenant's Percentage Share and the percentage share of Operating Expenses, Property Taxes and Insurance Expenses payable by the other tenant or tenants of the Building, Landlord shall use the same total Building area for all tenants, and shall use the same method of determining the area of each tenant's premises."

                  b. The following is hereby added at the end of.Section 2.02:

                  "Prior to Tenant's taking possession of the Premises, Landlord shall provide to Tenant a certification from a contractor selected by Landlord that the existing HVAC equipment serving the Premises is in good working order."

                  c. The following is hereby added at the end of Section 3.01:

                  "Notwithstanding that the scheduled commencement date of the Lease is September 1, 1998, Landlord shall use its commercially reasonable best efforts to tender possession of the Premises to Tenant as soon as is reasonable after the current tenant has vacated the Premises. In the event Landlord so tenders possession of the Premises to Tenant prior to September 1, 1998, such early occupancy by Tenant shall be subject to all terms and provisions of the Lease, except that Tenant shall have no obligation to pay Base Rent or any portion of the Operating Costs with respect to such period of occupancy prior to September 1, 1998. Notwithstanding anything else in the Lease to the contrary, but subject to delays caused by Tenant, if Landlord does not tender possession of the Premises to Tenant on or before September 15, 1998, Tenant shall be entitled to terminate the Lease upon 5 days' prior written notice delivered to Landlord, provided that if Landlord tenders possession of the Premises within 5 days after receipt of such notice, such termination notice shall be null and void and the Lease shall remain in full force and effect."

                  d. The following is hereby added at the end of Section
         4.01(A):

                  "Notwithstanding any provision of this Lease apparently to the contrary, in the case of special assessments levied against the Building or the Project after the date of this Lease, regardless of whether Landlord elects to pay such assessments in installments, such special assessments shall be payable by Tenant only to the extent and as if Landlord had elected to pay the same in installments over the longest period of time available to Landlord to repay such special assessments, and only those installments (or partial installments) which are due and payable during the term of this Lease shall be payable by Tenant."

                  e. The following is hereby added at the end of Section
         4.01(B):

                  "The following expenses shall also be excluded from Operating
                  Expenses: costs incurred by Landlord in correcting defects in the original construction of the Building or the Project (including corrections required as a result of the original design or construction of the Building or the

                  Project not being in compliance with the Americans With Disabilities Act when constructed); property manager's fees in excess of five percent (5%) of gross rents for the Building or the Project; any repair or other work necessitated by condemnation, fire or other casualty; and expense for which Landlord is compensated through proceeds of insurance; any costs and expenses associated with the removal and clean-up of hazardous wastes or toxic substances for which Tenant is not responsible under the provisions of this Lease (except for the costs of handling and disposing cleaning supplies and materials (such as cleaning chemicals, batteries, light bulbs, etc.) used in the normal course of operating and maintaining the Building); any costs, fines or penalties resulting from Landlord's violation of any governmental rule or regulation; costs for improving, painting or decorating vacant premises or premises occupied by other tenants; and any expense paid directly by Tenant."

                  f. The following is hereby added at the end of Section 4.02:

                  " (F) If the Term commences on a day other than January 1, the amount of the Tax, Operating Expense and Insurance Adjustments to be paid pursuant to Sections 4.02(B), (C) and (D) that is applicable to the calendar year in which the Commencement Date occurs shall be pro rated on the basis of the number of days from the Commencement Date to December 31 of the year in which the Commencement Date occurs bears to 365."

                  g. The following is hereby added at the end of Section
         4.04(C):

                  "Landlord shall also refund to Tenant (after deduction of Landlord's reasonable attorneys' fees and costs incurred in obtaining any refund or rebate) Tenant's Percentage Share of the amount of any refund, rebate or the like received by Landlord of Property Taxes that were paid by Tenant (directly or as a Tax Adjustment) regardless of whether such refund, rebate or the like is received by Landlord before or after the expiration of the Term."

                  h. The following is hereby added at the end of Section
         6.02(C):

                  "Notwithstanding the foregoing, Tenant shall not be obligated to pay Landlord any portion of the cost of any improvements, capital expenditures, repairs or replacements to the Building or the Project that are required directly as a result of any particular business activities of other tenants of the Building or the Project (i.e. uses of such premises other than for normal office/warehouse/distribution activities) and/or are payable by other tenants of the Building or the Project pursuant to the terms of such other tenants' leases. Landlord is not currently planning any capital improvements.

                  i. The following is hereby added after "or other eviction of Tenant" in the seventh line of Section 7.04:

                  "Notwithstanding the foregoing, in the event the services or utilities which Landlord is required to provide under Section
                  7.01 are not restored within 10 business days after suspension, for reasons beyond Landlord's commercially reasonable control, and such suspension of services or utilities prevents Tenant from using all or substantially all of the Premises for the permitted use, all Base Rent and Operating Costs payable under this Lease shall equitably abate until such services or utilities have been restored so as to permit Tenant to use all or substantially all of the Premises for the permitted use, under this Lease."

                  j. The following is hereby added at the end of Section 8.02:

                  "Notwithstanding anything in this Section 8.02 to the contrary, Landlord shall maintain all HVAC systems for the Building (regardless of whether such HVAC systems serve only one tenant or multiple tenants in common), and the cost of such maintenance shall be included in Operating Expenses."

                  k. The following is hereby added at the end of Section 10.0 1:

                  " (D) Landlord hereby agrees to indemnify Tenant in the same manner as Tenant has agreed to indemnify Landlord above in
                  Section 10.01(A), except that: (a) such indemnity shall only apply with respect to occurrences in the areas of the Project which are under Landlord's control and are intended by Landlord for use in common by Tenant and the other tenants of the Project; and (b) Landlord shall not be liable hereunder for any environmental damages, testing or investigation as described in Sections 10.01 (A)(ii) and (iii) except to the extent directly caused by Hazardous Materials introduced into the Project by Landlord (and not by any predecessor to Landlord as owner of the Project)."

                  l. The following is hereby added at the end of Section 10.09:

                  "To the extent that either Landlord or Tenant is required under this Lease to carry insurance or does carry insurance, such party shall not seek recovery from the other party, and shall seek recovery only from its own insurance carriers; for the purposes hereof, any deductible amount shall be treated as though it were recoverable under its insurance policies."

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

                  m. The following is hereby added at the end of Section 12.02:

                  "Notwithstanding the foregoing, Tenant shall be entitled to also make a separate claim for the taking of Tenant's personal property (including fixtures paid for by Tenant), loss or disruption of Tenant's business resulting from such taking and any other award recoverable by Tenant, provided that, and only to the extent that, such claim will not reduce in any manner the award payable to Landlord, and Landlord shall not be entitled to any part of the condemnation award recoverable by Tenant."

                  n. The following is hereby substituted for Section 17.02:

                  " Section 17.02 Attornment. Notwithstanding the provisions of
                  Section 17.01 to the contrary, this Lease shall not be subordinate to any mortgage first recorded against the Project after the date of this Lease until Landlord delivers to Tenant a commercially reasonable subordination, non-disturbance and attornment agreement signed by such mortgagee providing that this Lease shall be subject and subordinate to such mortgage, provided that while Tenant is not in default under this Lease, notwithstanding any foreclosure or deed in lieu of foreclosure, such mortgagee shall not disturb Tenant's occupancy of the Premises pursuant to the terms of this Lease, and including such other provisions as are customarily obtained by such mortgagee. Tenant shall promptly execute and deliver any such subordination, non-disturbance and attornment agreement, provided that if Tenant falls to execute and deliver such agreement within 15 business days after receipt, this Lease shall automatically be subject and subordinate to the mortgage described in such agreement upon the terms of
                  Section 17.01. Landlord agrees to make reasonable efforts to obtain a subordination, non-disturbance and attornment agreement from the current mortgagee of the Project, provided that this Lease shall remain subject and subordinate to such mortgagee's mortgage under the terms of Section 17.01 until Landlord has obtained such agreement."

                  o. The following is hereby added at the end of Section 21.01:

                  "Notwithstanding anything in this Section to the contrary, Tenant's execution of any Estoppel Certificate shall not be construed to modify or amend the Lease in any manner, provided that Tenant may be required to acknowledge and confirm in any Estoppel Certificate all modifications and amendments of the Lease which Landlord and Tenant have then entered into or agreed to."

                  p. The following is inserted at the end of clause (ii) of
         Section 28.19 in the fifth line of Section 28.19:

                  ", provided Tenant shall be entitled to maintain, at Tenant's sole cost and expense, an exterior sign of the design and in the location specified in Exhibit B to this Lease, which Tenant shall, at Tenant's sole cost, remove prior to the end of the Term, and return the area where the sign was located to its condition prior to installation;".

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Addendum to Industrial Lease as of the date first stated above.

                                                 TENANT:

                                                 APERTUS TECHNOLOGIES
                                                 INCORPORATED


                                                 By:
                                                    ----------------------------
                                                    Its:
                                                        ------------------------



                                                 LANDLORD:

                                                 BREN ASSOCIATES LLC


                                                 By:
                                                    ----------------------------
                                                    Its:
                                                        ------------------------

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